Filed Pursuant to Rule 424(b)(4)

Registration No. 333-140646

P R O S P E C T U S

$150,000,000

Oceanaut, Inc.

18,750,000 units

Oceanaut, Inc. is a newly organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, vessels or one or more operating businesses in the shipping industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

•	one share of our common stock; and

•	one warrant.

We are offering 18,750,000 units. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or one year from the date of this prospectus, and will expire five years from the date of this prospectus, or earlier upon redemption.

Excel Maritime Carriers Ltd. (NYSE: EXM), our corporate shareholder, has agreed to purchase from us, in a private placement that will occur no less than one business day prior to the closing of this offering, an aggregate of 1,125,000 insider units, at $8.00 per unit, each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock at a per-share exercise price of $6.00. Additionally, as part of the private placement, Excel has agreed to purchase 2,000,000 insider warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $6.00. All such units and warrants will be identical to the units and the warrants included in the units offered in this offering, except that, (i) the insider warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (ii) none of the units or the warrants to be purchased by Excel will be transferable or salable, except to another entity controlled by Excel which will be subject to the same transfer restrictions until after we complete a business combination, (iii) the common stock included in 500,000 of the 1,125,000 units to be purchased by Excel will not have any right to liquidation distributions while the remaining 625,000 of such units will have the same liquidation rights as our public shareholders in the event we fail to consummate a business combination and (iv) the common stock included in all 1,125,000 of the units to be purchased by Excel may not exercise conversion rights and must be voted in favor of any proposed business combination. The private placement will result in $11,000,000 in net proceeds to us.

We have also granted the underwriters a 30-day option to purchase up to 2,812,500 additional units to cover over-allotments, if any.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol “OKN.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols “OKN” and “OKN.WS”, respectively.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 20 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$8.00	$150,000,000
Underwriting discounts and commission (1)	$0.56	$10,500,000
Total	$7.44	$139,500,000

(1)	Includes $0.24 per unit, or $4,500,000 ($5,175,000 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account at JPMorgan Chase Bank, to be maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such funds, less $0.24 for each share of our common stock that our public shareholders elect to convert in connection with our initial business combination, will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.

No discount or commissions are payable with respect to the units purchased in the private placement.

Of the proceeds we receive from this offering and the private placement as described in this prospectus, approximately $7.93 per unit, or $153,600,000 in the aggregate ($175,200,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount also includes (i) $4,500,000 in deferred underwriting commissions and fees (or $5,175,000, if the underwriters’ over-allotment option is exercised in full), and (ii) the $11,000,000 of net proceeds from the private placement in which Excel purchased 1,125,000 units and warrants to purchase 2,000,000 shares of common stock.

We are offering the units for sale on a firm-commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about March 6, 2007.

Citigroup

Maxim Group LLC

The date of this prospectus is March 1, 2007

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until March 26, 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

ENFORCEABILITY OF CIVIL LIABILITIES

Oceanaut, Inc. is a Marshall Islands company and our executive offices are located outside of the United States in Athens, Greece. All of our directors, officers and some of the experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

ii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to Oceanaut, Inc.;

•	the term “existing shareholder” refers to the persons that held shares of our common stock immediately prior to the date of this offering and the private placement;

•

the term “public shareholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing shareholders, to the extent that they purchase or acquire such units in this offering or in the aftermarket;

•	references to “Excel” or “corporate shareholder” refer to Excel Maritime Carriers Ltd.;

•

the term “control” (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, as set forth in Rule 405 under the Securities Act;

•	the term “founding warrants” means the warrants issued to the existing shareholders in connection with their purchase of their initial shares purchased from us for $25,000 on May 9, 2006;

•

the term “private placement” refers to the purchase by Excel, in a private placement that will occur no less than one business day prior to the closing of this offering, of an aggregate of 1,125,000 units, at $8.00 per unit, and 2,000,000 warrants, at a price of $1.00 per warrant, to purchase an aggregate of 2,000,000 shares of our common stock;

•	the term “insider units” refers to the 1,125,000 units being purchased by Excel in the private placement; and

•

the term “insider warrants” refers to 2,000,000 warrants at a price of $1.00 per warrant, to purchase an aggregate of 2,000,000 shares of our common stock being purchased by Excel in the private placement.

In addition, unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a blank check company organized under the laws of the Republic of the Marshall Islands on May 3, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, vessels or one or more operating businesses in the shipping industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we, our officers, directors or affiliates, including our corporate shareholder, Excel Maritime Carriers Ltd., been contacted by any potential target businesses or their representatives with respect to effecting a potential business combination with us. Further, none of our officers, directors or affiliates, including Excel, have had any discussions with any potential target business regarding a possible business combination with us, nor have they, directly or indirectly, taken any steps in furtherance of a possible business combination. In addition, none of our officers, directors or affiliates, including Excel, is currently considering a business combination with a target business in the shipping industry that would, after effectiveness of this prospectus, be considered by us. We will not pursue any business combination opportunity that comes to the attention of any of our officers, directors or affiliates (including Excel) prior to consummation of this offering.

Potential target businesses include vessels or one or more operating businesses in the shipping industry. None of our officers, directors, existing shareholders, including Excel, or any of their affiliates, is aware of any opportunity to acquire an operating business in the shipping industry. As to individual vessels or fleets of vessels, there is an active sale and purchase market for vessels (as opposed to businesses) and, at any given time, there are a number of such vessels of various types available for sale. Our management is aware of some of the vessels that are for sale from time to time as a result of their activities with Excel and their receipt of unsolicited offers from brokers and others. While we may use information concerning individual vessels or fleets of vessels that we have received prior to the completion of our offering as a guide to market trends in the various sectors of the shipping industry and, in particular, to assess proper market timing (given the highly cyclical nature of the shipping industry), none of such vessels will be considered by us for a business combination after our offering. None of our officers, directors, existing shareholders, including Excel, or any of their affiliates has made, or will make, any effort to identify any potential target business until after the consummation of our offering.

Our executive officers and directors have experience in the international maritime shipping industry, or what we refer to in this prospectus as the “shipping industry,” as leading managers, principals or directors of some of the most prominent worldwide shipping companies, including our corporate shareholder, Excel Maritime Carriers Ltd., an established, publicly-traded shipping company listed on the New York Stock Exchange (NYSE: EXM). In addition, our executive officers and directors have more than 101 years of total experience in sourcing, negotiating and structuring transactions in the shipping industry. We intend to leverage the industry experience of our corporate shareholder, as well as our officers and directors, in connection with our efforts to identify prospective target businesses in the shipping industry.

We have agreed not to enter into our initial business combination with any of our officers, directors, existing shareholders, including Excel, or any of their affiliates. Further, none of our officers, directors, existing shareholders, including Excel, or any of their affiliates are currently aware of any potential business opportunities or target businesses relating to any affiliated companies that we may consider after our offering.

We may seek to acquire vessels, a company with agreements to purchase individual vessels, one or more companies owning or operating vessels, a number of such companies as a group, or one or more entities which provide commercial management, operational and technical management or other services to one or more segments of the shipping industry. If we acquire vessels or a holding company with agreements to purchase individual vessels, although it is not our current intention to do so, we would be subject to risks resulting from being a start-up shipping company, such as the inability to quickly develop the infrastructure and hire the seafarers and shore-side administrative and management personnel necessary to effectively manage and operate such a business. In addition, we might have to begin our operations without advance bookings of charters, which could lead such vessels initially to have a higher than industry standard number of idle days until such time as we establish business relations.

We have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within any segment of the shipping industry, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable acquisition candidates. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these segments or that we will be able to engage in a business combination with a target business on favorable terms.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose collective fair market value is equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of approximately $4,500,000, or $5,175,000 if the over-allotment option is exercised in full) at the time of such acquisition. As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities or bank loan. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so.

As used in this prospectus, a “target business” shall include vessels or one or more entities with agreements to acquire vessels or an operating business in the shipping industry, and a “business combination” shall mean the acquisition by us of one or more target businesses. We have not, nor has anyone on our behalf, including Excel, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates, including Excel, has taken any measure, directly or indirectly, to locate a target business. Although our management, by virtue of also being Excel’s management, is aware generally of the existence of potential target businesses in the shipping industry, neither it nor any of its affiliates has had any contacts with any such potential target businesses. Our management team is aware of the restrictions that apply to the identification of, and negotiations and agreements with, prospective target businesses and the disclosure required when there is an agreement pertaining to an acquisition or an acquisition is probable.

Following completion of this offering and until we consummate a business combination, our officers and directors will not receive any compensation other than reimbursement for out-of-pocket expenses incurred by them on our behalf, except that our independent directors each will be entitled to receive $75,000 in cash per year, accruing pro rata from the start of their service on our board of directors and payable only upon the successful completion of a business combination. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders.

If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement a shareholder-approved plan of dissolution and liquidation which we expect will include the distribution of the proceeds held in the trust account to our public shareholders in an amount equal to at least $7.93 per share of common stock held by them, subject to any reduction resulting from claims against the trust account by our creditors that are not indemnified by Excel.

Our offices are located at 17th Km National Road Athens-Lamia & Finikos Street, 145 64 Nea Kifisia, Athens, Greece and our telephone number is +30-210-620-9520.

Excel Maritime Carriers Ltd.

Our corporate shareholder, Excel Maritime Carriers Ltd., is a shipping company specializing in the worldwide seaborne transportation of dry bulk cargoes. Excel was incorporated under the laws of the Republic of Liberia on November 2, 1988, and its Class A common stock trades on the New York Stock Exchange under the symbol “EXM.”

Excel is a provider of worldwide sea borne transportation services for dry bulk cargo, including, among others, iron ore, coal and grain, collectively referred to as “major bulks,” and steel products, fertilizers, cement, bauxite, sugar and scrap metal, collectively referred to as “minor bulks.”

We were established by Excel because it perceives our company as an attractive investment opportunity for Excel and its stockholders by (1) allowing Excel, as a shareholder of ours, to explore a larger number of opportunities in the shipping industry than would otherwise be available to Excel and in a manner that would not entail substantial changes to its capital structure; and (2) potentially permitting Excel, as a company operating primarily in the dry bulk sector of the shipping industry, to diversify into other sectors of the shipping industry through its investment in our company. Excel has decided to establish, invest in and dedicate resources (such as office space, utilities, administrative services and a loan in the principal amount of $200,000 in payment of initial transaction expenses) to us because Excel believes that we will allow Excel to participate in acquisitions in the shipping industry in a non-dilutive and debt-free manner. Although Excel is presented with unsolicited opportunities to acquire vessels on a daily basis (which Excel analyses to determine market trends in the various sectors of the shipping industry), neither Excel nor any of its affiliates has taken any steps or contacted or been solicited by any potential target businesses with respect to us.

Messrs. Panayotides, Georgakis, Papatrifon and Agadakis are officers of both Excel and the Company. Messrs. Panayotides and Georgakis also serve as members of the board of directors of both Excel and the Company. Under Marshall Islands law, each of these individuals has a fiduciary duty to us, and not to Excel or any of our other shareholders or affiliates, in acting as our officer and/or director. These fiduciary duties include the duty of loyalty, which requires that an officer or director must exercise his or her powers in good faith in the best interests of the corporation he or she serves and not in the director’s or officer’s own interest or in the interest of another person or an organization with which the officer or director is associated. Thus, except for the significant, indirect influence as it may derive from the overlap in our management, being a principal shareholder of the Company or its right of first refusal with respect to target businesses in the dry bulk sector of the shipping industry, Excel is not entitled to any input or influence with respect to the target business we decide to pursue, will not be conducting a search for a potential target business for us, and has not established any criteria to be used by us in connection with such search. Excel has also agreed to provide us with resources, such as office space, utilities and administrative services, for a fee of $7,500 per month, pursuant to the terms of a Services Agreement.

While there is an overlap in our officers and directors and those of Excel, each of the boards of directors has a majority membership of independent directors who govern the affairs of each respective company, without any overlap. Any choice of a target business would be approved by a vote of our board of directors, which would necessarily include the vote of our independent directors who have no affiliation with Excel.

Investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among their various business activities, including those related to Excel.

•

In the course of their business activities for Excel, our common officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as to Excel. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For this reason, we have entered into a business opportunity right of first refusal agreement with Excel, the terms of which are discussed further below.

•

Since Excel owns shares of our common stock which will be released from escrow (or from transfer restrictions under a lock-up agreement in the case of the insider units purchased in the private placement) only if a business combination is successfully completed and owns warrants which will expire worthless if a business combination is not consummated, and upon the successful completion of a business combination, may earn substantial fees pursuant to arrangements with Excel for the provision of technical and/or commercial ship management services, our board may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of Excel may influence the motivation of our common officers and directors in identifying and selecting a target acquisition, timely completing a business combination and securing the release of Excel’s stock.

•

Approximately $6,312,500 of Excel’s investment in us will be lost if we do not consummate a business combination. This amount is comprised of a loan made to us and consideration paid for the founding shares and founding warrants, insider units (500,000 of which do not have liquidation rights) and insider warrants. These amounts are in addition to (i) a maximum of $75,000 in fees and expenses for our dissolution and liquidation, which Excel has agreed to pay in the event we do not have sufficient funds outside of the trust account to pay for such expenses, and (ii) claims made against the trust account by creditors who have not executed waivers of claims.

•

Upon consummation of the private placement and our offering, Excel will own 18.9% of our common stock, which significant ownership interest may dissuade potential acquirers from seeking control of us after we complete our initial business combination and buying our common stock at a price that our shareholders may deem beneficial.

Excel has agreed, for the period commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, that it will not form, invest in or become affiliated with a blank check or blind pool company operating in or intended to acquire a business in the shipping industry.

In addition, because of the overlap between Excel and us in terms of possible acquisitions, we have entered into a business opportunity right of first refusal agreement which provides that, commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination, or our liquidation, we and Excel will share business opportunities in the shipping industry as follows:

•	We will have the first opportunity to consider any business opportunities outside of the dry bulk sector.

•	Excel will have the first opportunity to consider any business opportunities within the dry bulk sector.

Decisions by us to release Excel to pursue any specific business opportunity outside of the dry bulk sector will be made by a majority of our independent (i.e., disinterested) directors.

We are permitted to, and will, consider suitable opportunities both within and outside the dry bulk sector of the shipping industry. Although we have entered into the business opportunity right of first refusal agreement, we have done so primarily to (i) provide greater certainty to the process by which we manage any potential conflicts of interest and (ii) provide each of our and Excel’s management with guidelines to permit each of them to fully and properly discharge their respective duties to each of us and Excel, where implicated. Excel has advised us that, if we identify and seek to pursue a potential business combination in the dry bulk sector of the shipping industry in the near term, Excel would most likely waive its right with respect to such specific transaction in light of the fact that part of Excel’s original reason for investing in us is to avoid the need to finance such transactions directly by incurring debt or issuing new equity securities itself. However, facts and circumstances may change, and Excel is not precluded from pursuing acquisition opportunities in the dry bulk sector, nor is it obligated to provide us with a waiver. Accordingly, there can be no assurance that Excel, despite its advice as to its current intention, will provide a waiver if we seek one. We note, however, that Excel has significant capital at risk if we do not consummate a business combination.

We have agreed not to enter into our initial business combination with either Excel or any of its affiliates. In addition, Excel has advised us that it is not part of its business strategy or its current intention to acquire us. However, Excel could propose to do so in the future, at any time after we consummate a business combination. If Excel does propose to acquire us, the independent members of our board of directors not affiliated with Excel would be asked to consider and respond to such proposal, negotiate with Excel on our behalf and take such other steps in connection with any such proposal as they deem advisable, including retaining independent advisors. Under Marshall Islands law, we would also be required to obtain the approval of the holders of at least two-thirds of our issued and outstanding common stock.

In the event we consummate our initial business combination in the dry cargo sector of the shipping industry, we may (subject to the limitations described in the following paragraph) use Excel’s commercial and/or technical ship management services or engage in other activities with Excel, as we would with others in the shipping community, including chartering each other’s vessels. This, however, will not be a dispositive factor in determining the target business with which we may consummate a business combination, given Excel’s desire to use us as a vehicle to expand and diversify its participation in the shipping industry without dilutive effect to its stockholders or by incurring debt and the fact that, given the limitations described below, Excel will not be able to determine prior to the business combination whether it will provide us with commercial and/or ship management services or on what terms.

Further, all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including Excel, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions will require prior approval, in each instance, by a unanimous vote of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties. We will not enter into a transaction with an affiliated party unless the terms of such transaction are no less favorable to us than would exist between us and an unaffiliated third party in an arm’s length transaction. In particular, we will not retain Excel to provide us with commercial and/or ship management services unless we first obtain at least two bona fide bids from unaffiliated entities to provide such services and Excel provides such services on terms at least as favorable to us as those offered by the unaffiliated entities. Although we do not expect this to be a significant factor in determining which target business is selected, primarily because revenues from the provision of technical and commercial ship management services in the shipping industry is typically a very small portion of total revenues, you should be aware that the ability to provide commercial and/or technical ship management services could generally benefit Excel economically by increasing the revenues it derives generally from the provision of such services.

Private Placement

Excel Maritime Carriers Ltd. (NYSE: EXM), our corporate shareholder, has agreed, as a condition to the consummation of this offering, to purchase from us, in a private placement that will occur no less than one business day prior to the closing of this offering, an aggregate of 1,125,000 insider units, at $8.00 per unit, each insider unit consisting of one share of our common stock and one warrant to purchase one share of our common stock at a per-share exercise price of $6.00. Additionally, as part of the private placement, Excel has agreed to purchase 2,000,000 warrants at $1.00 per warrant, to purchase an aggregate of 2,000,000 shares of our common stock at a per-share exercise price of $6.00. None of such insider units or insider warrants is transferable or salable until we consummate a business combination, except that Excel may transfer its insider units and insider warrants to another entity that is controlled by Excel, which will be subject to the same transfer restrictions. Further, of the 1,125,000 insider units to be purchased by Excel as part of the private placement, the shares of common stock underlying 500,000 of such insider units will not participate in any liquidating distribution while the remaining 625,000 of such units will have the same liquidation rights as our public shareholders if we do not consummate a business combination. This allows Excel the benefits associated with finding a target business without subjecting its entire investment to the risk that we may not find a target business. Moreover, none of the shares of common stock underlying all 1,125,000 insider units may exercise conversion rights, which we describe below, and all of such shares must be voted in favor of any proposed business combination. The purchase price of these insider units and insider warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination.

The Offering

Securities offered:	18,750,000 units, at $8.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 6-K described below and having issued a press release announcing when such separate trading of the common stock and warrants will begin.

Separate trading of the common stock and warrants is prohibited until:

In no event will separate trading of the common stock and warrants occur until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Form 6-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised following the initial filing of such Form 6-K, an additional Form 6-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:

Number outstanding before this offering and the private placement	4,687,500 shares

Number to be outstanding after this offering and the private placement	24,562,500 shares

Warrants:

Number outstanding before this offering and the private placement	3,000,000 warrants

Number to be outstanding after this offering and the private placement	24,875,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price for founding warrants	$7.00
Exercise price for warrants purchased in this offering and the private placement	$6.00

Exercise period for the warrants included in the units sold in this offering	The warrants will become exercisable on the later of:

•	the completion of an initial business combination with a target business; or

•	one year from the date of this prospectus.

All warrants will expire on the fifth anniversary of the date of this prospectus at 5:00 p.m., New York City time.

Redemption:	Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not call the warrants for redemption unless the shares of common stock underlying the warrants purchased as part of the units in this public offering are covered by an effective registration statement, and a current prospectus is available from the date of the call notice through the date fixed for redemption.

Reasons for redemption limitations:

We have established the above conditions to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the $11.50 trigger price for redemption or the warrant exercise price after the redemption call is made.

Founding warrants issued to our existing shareholders:

As part of the purchase by the existing shareholders of their initial shares of common stock for an aggregate consideration of $25,000, such existing shareholders also received an aggregate of 3,000,000 warrants. We refer to these shares as founding shares and these 3,000,000 warrants as the founding warrants throughout this prospectus. If we do not complete a business combination that meets the criteria described in this prospectus, then the founding warrants will expire worthless. The founding warrants will become exercisable 90 days following the completion of our initial business combination if, and only if, the last sales price of our common stock exceeds $11.00 per share for any 20 trading days within a 30 trading day period beginning 90 days after such initial business combination.

The founding warrants have an exercise price of $7.00 per share and may be exercised on a cashless basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The “value” will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of exercise by the warrant holders.

The founding warrants cannot be sold or transferred by the purchaser until we complete a business combination and will be non-redeemable so long as these persons hold such warrants. The foregoing restriction on transferability is subject to the following exceptions: individuals holding founding warrants may transfer founding warrants to family members or trusts for estate planning purposes or, upon death of an escrow depositor, to an estate or beneficiaries, and Excel may transfer its founding warrants only to another entity that is controlled by Excel, which will be subject to the same transfer restrictions.

In addition, commencing on the date such warrants become exercisable, the founding warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus whereas the warrants and underlying common stock sold as part of the units in the offering are already registered. With those exceptions, the founding warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Private placement of insider units and insider warrants to existing shareholders:

Excel Maritime Carriers Ltd. (NYSE: EXM), our corporate shareholder, has agreed to purchase from us, in a private placement that will occur no less than one business day prior to the closing of this offering, an aggregate of 1,125,000 insider units, at $8.00 per unit, each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock at a per-share exercise price of $6.00. Additionally, as part of the private placement, Excel has agreed to purchase 2,000,000 insider warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $6.00. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public shareholders, which includes Excel, but only with respect to 625,000 of the shares of common stock included in the insider units. Excel has waived its right to receive distributions upon our liquidation with respect to 500,000 shares of common stock included in the 1,125,000 insider units, while it will be entitled to receive the same liquidation rights as our public shareholders with respect to the remaining 625,000 shares. This structure provides Excel with the benefits associated with finding a target business without subjecting its entire investment to the risk that we may not find a target business. In addition, Excel has agreed that all of the shares of common stock underlying all 1,125,000 insider units must be voted in favor of any proposed business combination and, accordingly, such shares do not have conversion rights, as described below. The insider units, the securities underlying the insider units and the insider warrants purchased in the private placement will not be transferable or salable by Excel until we complete a business combination, except that Excel may transfer its insider units and insider warrants to entities which it controls, which will be subject to the same transfer restrictions.

Further, the insider warrants, like the founding warrants but unlike the warrants included in the units being offered in this offering, may be exercised on a cashless basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The “value” will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of exercise by the warrant holders.

In addition, commencing on the date following consummation of a business combination, the insider warrants, the shares of common stock underlying the insider warrants, the insider units and the securities included in the insider units are entitled to registration rights pursuant to the insider unit and insider warrant purchase agreement to be entered into on or before the date of this prospectus in connection with the private placement.

With those exceptions, the insider units and insider warrants have terms and provisions that are identical to those of the units and warrants included in the units offered pursuant to this prospectus.

Proposed American Stock Exchange

symbols for our:

Units	“OKN.U”

Common stock	“OKN”

Warrants	“OKN.WS”

Offering and private placement proceeds to be held in the trust account and amounts payable prior to the trust account distribution or liquidation; use of proceeds:

$153,600,000 of the proceeds of this offering and the private placement (or $175,200,000, if the over-allotment option is exercised in full), or approximately $7.93 per unit, will be placed in a trust account at JPMorgan Chase Bank maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include the $11,000,000 in net proceeds from the private placement and $4,500,000 in deferred underwriting discounts and commissions (or $5,175,000, if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the proceeds from the private placement and the deferred underwriting discounts and commissions is a benefit to our shareholders because additional proceeds will be available for distribution as part of our plan of dissolution and liquidation to investors if a liquidation of our company occurs prior to our completing an initial business combination. See “Proposed Business—Effecting a business combination—Plan of dissolution and liquidation if no business combination” below.

These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any purpose, including the payment of any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect the business combination, except that there can be released to us from the trust account interest earned in an amount of up to $2,000,000 on the trust account balance to fund these expenses or our other working capital requirements. With this exception, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $700,000 after the payment of the expenses related to this offering). There will be no fees, reimbursements or cash payments made to our officers, directors or existing shareholders, except that each of our independent directors will be entitled to receive $75,000 in cash per year, accruing pro rata from the start of his or her service on our board of directors and payable only upon the successful completion of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction. For more information, see the section entitled “Use of Proceeds.”

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, after the consummation of a business combination, the proceeds from the exercise of the warrants will be paid directly to us and not placed in the trust account.

Limited payments to insiders:	There will be no fees or other cash payments paid to our existing shareholders or our officers and directors prior to or in connection with a business combination, other than:

•	repayment of the principal of, and interest accrued on, a $200,000 loan made by Excel;

•	payment of $7,500 per month to Excel for office space and related services;

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

•

payment of $75,000 to each independent director in cash per year, accruing pro rata from the start of his or her service on our board of directors but payable only upon the successful completion of a business combination.

Our corporate shareholder has entered into a business opportunity right of first refusal agreement with us:

Commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, we have agreed with Excel, our corporate shareholder, to share business opportunities in the shipping industry as follows:

•	We will have the first opportunity to consider any business opportunities outside of the dry bulk sector.

•	Excel will have the first opportunity to consider any business opportunities within the dry bulk sector.

Decisions by us to release Excel to pursue any specific business opportunity outside of the dry bulk sector will be made by a majority of our independent (i.e., disinterested) directors.

We are permitted to, and will, consider suitable opportunities both within and outside the dry bulk sector of the shipping industry. Although we have entered into the business opportunity right of first refusal agreement, we have done so primarily to (i) provide greater certainty to the process by which we manage any potential conflicts of interest and (ii) provide each of our and Excel’s management with guidelines to permit each of them to fully and properly discharge their respective duties to each of us and Excel, where implicated. Excel has advised us that, if we identify and seek to pursue a potential business combination in the dry bulk sector of the shipping industry in the near term, Excel would most likely waive its right with respect to such specific transaction in light of the fact that part of Excel’s original reason for investing in us is to avoid the need to finance such transactions directly by incurring debt or issuing new equity securities itself. However, facts and circumstances may change, and Excel is not precluded from pursuing acquisition opportunities in the dry bulk sector, nor is it obligated to provide us with a waiver. Accordingly, there can be no assurance that Excel, despite its advice as to its current intention, will provide a waiver if we seek one. We note, however, that Excel has significant capital at risk if we do not consummate a business combination.

The parties have agreed to waive any claims and cross-indemnify each other for any claims related thereto.

In addition, Excel, our officers and directors have agreed, for the period commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, that they will not form, invest in or become affiliated with a blank check or blind pool company operating in or intending to acquire a business in the shipping industry.

Conditions to consummating our initial business combination:

We have agreed not to enter into our initial business combination with our officers, directors, initial shareholders, including Excel, any underwriters or any of their affiliates. Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions of approximately $4,500,000, or approximately $5,175,000 if the underwriters’ over-allotment option is exercised in full) at the time of such business combination.

Shareholders must approve business combination:

We will seek shareholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under applicable law. In connection with the vote required for our initial business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the private placement in accordance with the majority of the shares of common stock voted by the public shareholders. Our existing shareholders have agreed to vote all the shares of our common stock they acquired in the private placement, this offering or in the aftermarket in favor of any transaction that they negotiate and present for approval to our shareholders. As a result, our existing shareholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public shareholders. We will proceed with the initial business combination only if the following two conditions are met:

(i) a majority of the shares of common stock voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning 30% or more of the shares sold in this offering do not vote against the business combination and exercise their conversion rights as described below. We will only consummate a business combination in which shareholders owning not more than approximately 29.99% vote against the business combination and exercise their conversion rights as described below. Our threshold for conversion rights has been established at 30% in order for our offering to be competitive with other offerings by blank check companies currently in the market. However, a 20% threshold is more typical in offerings of this type. We have increased the threshold to reduce the risk of a small group of shareholders exercising undue influence on the approval process. However, the 30% threshold entails certain risks described under the headings, “Risk Factors—Unlike most other blank check offerings, we allow up to approximately 29.99% of our public shareholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights” and “—Unlike most other blank check offerings, we allow up to approximately 29.99% of our public shareholders to exercise their conversion rights. The ability of a larger number of our shareholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” Public shareholders who convert their stock into a pro rata share of the trust account retain their warrants. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for shareholder approval of a business combination.”

In addition, if we seek approval from our shareholders to consummate a business combination within 90 days of the expiration of 18 months from the consummation of this offering (or 24 months from the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after this offering and the business combination has not been consummated within such 18-month period), the proxy statement related to such business combination, will also seek shareholder approval for our board’s recommended plan of dissolution and liquidation, in the event our shareholders do not approve such a business combination.

Conversion rights for shareholders voting to reject a business combination:

Public shareholders voting against a business combination which is approved will be entitled to convert their stock into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata share net of income taxes payable on such interest and net of interest income (less income taxes on such interest) of up to $2,000,000 on the trust account balance released to us to fund working capital requirements, if the business combination is approved and consummated. Our existing shareholders will not be able to convert their stock, even stock acquired in this offering, the private placement or the aftermarket, into a pro rata share of the trust account under these circumstances. For more information, see the section entitled “Proposed Business—effecting a business combination—Conversion rights.”

Public shareholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $7.93 per share. Since this amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public shareholders to exercise their conversion rights.

Dissolution and liquidation if no business combination:

Pursuant to the terms of the trust agreement by and between us and Continental Stock Transfer & Trust Company and the applicable provisions of Marshall Islands law, we will dissolve and liquidate only to our public shareholders (and Excel, but only with respect to 625,000 of the 1,125,000 shares of common stock included in the insider units), the amount in our trust account, including (i) all accrued interest net of income taxes payable on such interest (less interest income, net of income taxes on such interest, of up to $2,000,000 on the trust account balance previously released to us to fund working capital requirements), and (ii) all deferred underwriting discounts and commissions plus any of our remaining net assets if we do not effect a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). Pursuant to our amended and restated articles of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to dissolving, liquidating and winding up. Also contained in our amended and restated articles of incorporation is the agreement of our board to dissolve our company at that time.

We cannot provide investors with assurances of a specific time frame for the plan of dissolution and liquidation. However, upon the expiration of such time periods, we will take all actions necessary to dissolve and liquidate as soon as reasonably practicable. Consistent with such obligations, we will seek shareholder approval for any such plan of dissolution and liquidation, and our existing shareholders, directors and officers have agreed to vote in favor of such plan of dissolution and liquidation. Immediately upon the approval by our shareholders of our plan of dissolution and liquidation, we will liquidate our trust account to our public shareholders (and Excel, but only with respect to 625,000 of the 1,125,000 shares of common stock included in the insider units) and pay, or reserve for payment in accordance therewith, from funds not held in trust, our liabilities and obligations. Except with respect to 625,000 of the 1,125,000 shares included in the insider units described above, the existing shareholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them in the private placement and otherwise prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock which they purchased in or following this offering. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

We expect that all costs associated with implementing our plan of dissolution and liquidation as well as payments to any creditors will be funded by the proceeds of this offering not held in the trust account and estimate that our total costs and expenses for implementing and completing our shareholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to the filing of our dissolution in the Republic of the Marshall Islands, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our shareholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses. In the event that there are insufficient funds to pay for the costs of our dissolution and liquidation, Excel has agreed to pay our fees and expenses for such purposes in an amount of up to $75,000. Although we believe, based on representations made to us by Excel and our review of the financial statements contained in Excel’s most recent annual report filed on Form 20-F, that Excel is of substantial means, we cannot assure you that Excel will be able to meet its obligations under this agreement or that such fees and expenses will not exceed $75,000, in which case the amount distributed to our public shareholders will be less than $7.93 per share.

In addition, if we seek approval from our shareholders to consummate a business combination within 90 days of the expiration of 18 months from the consummation of this offering (or 24 months from the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after this offering and the business combination has not been consummated within such 18-month period), the proxy statement related to such business combination will also seek shareholder approval for our board’s recommended plan of dissolution and liquidation, in the event our shareholders do not approve such business combination. In the event that we have not entered into any letter of intent, agreement in principle or a definitive agreement by the end of such 18-month period, our board will promptly, after the end of such 18-month period, convene, adopt and recommend to our shareholders a plan of dissolution and liquidation, and on such date, file a proxy statement with the Securities and Exchange Commission seeking shareholder approval for such plan. If no proxy statement seeking the approval of our shareholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our shareholders a plan of dissolution and liquidation, and on such date, file a proxy statement with the Securities and Exchange Commission seeking shareholder approval for such plan.

In the event we seek shareholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue shareholder approval for our dissolution. Pursuant to the terms of our amended and restated articles of incorporation, our powers following the expiration of the permitted time periods for consummating business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our shareholders, the funds held in our trust account will not be released. Consequently, holders of two-thirds of our outstanding stock must approve our plan of dissolution and liquidation in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. For more information, see the section entitled “Proposed Business—Effecting a business combination—Plan of dissolution and liquidation if no business combination.”

Escrow of shareholders’ initial shares:

On the date of this prospectus, all of our existing shareholders, including Excel, our officers and directors, will place the shares they owned before this offering and the private placement into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares will be released from escrow on the expiration of one year after a business combination is successfully completed.

The foregoing restriction is subject to the following exceptions: individuals holding initial shares may transfer shares to family members and trusts for estate planning purposes, or upon death of an escrow depositor, to an estate or beneficiaries, and Excel may transfer its initial shares only to another entity that is controlled by Excel, and any such permitted transferee will be subject to the same transfer restrictions. Even if transferred under these circumstances, the initial shares will remain in the escrow account. The shares are releasable from escrow prior to the above date only if following the initial business combination, we consummate a transaction in which all of the shareholders of the combined entity have the right to exchange their shares of common stock for cash, securities or other property.

Although the founding warrants and insider warrants will not be placed in escrow, the holders of such founding warrants and insider warrants have contractually agreed that all such warrants and underlying shares will not be sold or transferred by them except to permitted transferees as described in the preceding paragraph which will be subject to the same transfer restriction until after we have completed a business combination.

Determination of offering amount:

The size of this offering was based on our belief as to the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity and determined through negotiations between us and the representative of the underwriters. Factors used in such determination included: (1) the history and prospects of companies whose principal business is the acquisition of other companies, with no limitation on the industries in which they may acquire businesses; (2) prior offerings of such companies; (3) our prospects for acquiring an operating business in the shipping industry; (4) our capital structure; (5) an assessment by our management team of the shipping industry and their experience in identifying acquisition targets and structuring acquisitions; (6) general conditions of the capital markets at the time of the offering; (7) the likely competition for acquisition targets; and (8) the likely number of potential targets. We believe that raising the amount described in this offering will offer us a variety of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan that will leverage our skills and resources. We believe that possessing an equity base equivalent to the net proceeds of this offering will provide us the capital to combine with viable target businesses with established platforms and demonstrated business plans. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for or valuation of, operating companies in or related to the shipping industry.

The number of shares of common stock outstanding after this offering is based on 5,812,500 shares outstanding as of the date of this prospectus (including the 1,125,000 shares of common stock included in the insider units sold as part of the private placement) and the sale of 18,750,000 units in this offering, but assumes that the underwriters will not exercise all or any portion of the over-allotment option granted by us to the underwriters for 2,812,500 units.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 20 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)	$(184,366)	$154,314,115
Total assets	$198,615	$154,314,115
Total liabilities	$184,500	$4,500,000
Value of common stock which may be converted for cash (approximately $7.93 per share)	$—	$44,579,999
Shareholders’ equity	$14,115	$105,234,116

(1)	The “as adjusted” information gives effect to the sale of the units in this offering and the insider units and insider warrants being sold in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.

The working capital excludes $26,000 of costs related to this offering and the insider units and insider warrants being sold in the private placement which were paid prior to December 31, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against shareholders’ equity in the “as adjusted” column.

The working capital (as adjusted) and total assets (as adjusted) amounts include the $153,600,000 being held in the trust account, which will be distributed on completion of our initial business combination (i) to any public shareholders who exercise their conversion rights, (ii) to the underwriters in the amount of $4,500,000 (or $5,175,000, if the underwriters’ over-allotment option is exercised in full) (in each case, less $0.24 for each share of our common stock that our public shareholders elect to convert in connection with our initial business combination) in payment of their deferred underwriting discounts and commissions and (iii) to us in the amount remaining in the trust account following the payment to any public shareholders who exercise their conversion rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will liquidate the trust account and the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income (less income taxes on such interest) of up to $2,000,000 on the trust account balance previously released to us to fund working capital requirements, will be distributed on a pro rata basis solely to our public shareholders and Excel with respect to 625,000 of the 1,125,000 shares of common stock included in the insider units as part of our plan of dissolution and liquidation.

We will not proceed with a business combination if public shareholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public shareholders owning up to approximately 29.99% of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 5,624,999 shares of common stock, or approximately 29.99% of the aggregate number of shares of common stock sold in this offering, at an initial per-share conversion price of approximately $7.93. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in this offering and 625,000 of the shares sold to Excel in the private placement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the material risks described below. We believe that the risks discussed below represent all of the material risks we face.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we will be forced to liquidate.

We must complete a business combination with one or more operating businesses with a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $4,500,000, or $5,175,000 if the over-allotment option is exercised in full) at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate the trust account. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding such a transaction.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report on Form 6-K with the Securities and Exchange Commission upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the Securities and Exchange Commission to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Unlike most other blank check offerings, we allow up to approximately 29.99% of our public shareholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek shareholder approval of a business combination, we will offer each public shareholder (other than our existing shareholders) the right to have his, her or its shares of common stock converted to cash if the shareholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning 30% or more of the shares sold in this offering do not vote against the business combination and exercise their conversion rights. Most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Unlike most other blank check offerings, we allow up to approximately 29.99% of our public shareholders to exercise their conversion rights. The ability of a larger number of our shareholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of a business combination, we will offer each public stockholder (other than our existing shareholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Unlike most other blank check offerings which have a 20% threshold, we allow up to approximately 29.99% of our public shareholders to exercise their conversion rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

If we do not consummate a business combination and dissolve, payments from the trust account to our public shareholders may be delayed.

We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

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our board of directors will, consistent with its obligations described in our amended and restated articles of incorporation and applicable Marshall Islands law, as of the expiration of 18 months from the consummation of this offering, convene, adopt and recommend to our shareholders a plan of dissolution and liquidation, and on such date, file a proxy statement with the Securities and Exchange Commission seeking shareholder approval for such plan. If no proxy statement seeking the approval of our shareholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our shareholders a plan of dissolution and liquidation, and on such date, file a proxy statement with the Securities and Exchange Commission seeking shareholder approval for such plan.

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, we will promptly mail the proxy statements to our shareholders and approximately 30 days following the mailing of the proxy statement, we will convene a meeting of our shareholders, at which they will either approve or reject our plan of dissolution and liquidation; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the filing of that preliminary proxy statement. We will mail the proxy statement to our shareholders as soon as is practicable following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and, 30 days after the mailing of the proxy statement, we will convene a meeting of our shareholders, at which they will either approve or reject our plan of dissolution and liquidation.

In the event we seek shareholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue shareholder approval for our dissolution. Pursuant to the terms of our amended and restated articles of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our shareholders, the funds held in our trust account will not be released. Consequently, holders of two-thirds of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any plan of dissolution and liquidation by our shareholders, may result in substantial delays in the liquidation of our trust account to our public shareholders as part of our plan of dissolution and liquidation.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by shareholders as part of our plan of dissolution and liquidation will be less than $7.93 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all third parties, including any vendors, prospective target businesses and other entities whom we engage in business, enter into agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our public shareholders notwithstanding the fact that such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be in the best interest of our public shareholders.

There is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public shareholders and the per-share liquidation price could be less than the $7.93 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account), due to claims of such creditors. If we are unable to complete a business combination and dissolve our company, Excel, our corporate shareholder, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us only if such vendor or prospective target business or other third party does not execute a valid and enforceable waiver of any rights or claims to the trust account. Based on representations made to us by our corporate shareholder, and based on our review of the financial statements of our corporate shareholder in its annual report on Form 20-F, we currently believe that Excel is of substantial means and capable of funding a shortfall in our trust account, even though we have not asked Excel to reserve for such an eventuality. However, we cannot assure you that Excel will be able to satisfy those obligations. We believe the likelihood of Excel having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us pursuant to which they waive any right, title, interest or claim of any kind in or to the monies held in the trust account. We also will have access to up to $2,000,000 in interest (after providing for taxes on such interest) that will be released to us from interest accruing on the trust account as working capital with which to pay any such potential claims. In the event that our board recommends, and our shareholders approve, a plan of dissolution and liquidation under which it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received a return of funds from our trust account as part of its liquidation could be liable to creditors for such amounts.

Additionally, if we are forced to file a bankruptcy case, or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return to our public shareholders the liquidation amounts due to them.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our plan of dissolution and liquidation if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period). Under Marshall Islands law, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 106 of the Business Corporation Act of the Republic of Marshall Islands intended to ensure that we make reasonable provision for all claims against us, including a minimum six month notice period during which any third-party claims can be brought against us before any liquidating distributions are made to shareholders, any liability of a shareholder with respect to a liquidating distribution would be limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholders would be barred after the expiration of the period set forth in such notice. However, it is our intention to make liquidating distributions to our shareholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and, in such event, any such liability of our shareholders would extend beyond the dissolution proceedings. Accordingly, we cannot assure you that third parties will not seek to recover from our public shareholders amounts owed to them by us.

If we are required to dissolve and liquidate before a business combination, our public shareholders will receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete a business combination and are required to dissolve and liquidate our assets, the per-share liquidation amount will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses, and the anticipated cost associated with seeking a business combination. Furthermore, the warrants will expire with no value if we dissolve and liquidate before the completion of a business combination.

Under Marshall Islands law, the requirements and restrictions relating to this offering contained in our articles of incorporation may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our articles of incorporation contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our articles of incorporation provide, among other things, that:

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upon consummation of this offering, $153,600,000 (or $175,200,000) if the over-allotment option is exercised in full), of the proceeds from the offering and the private placement shall be placed into the trust account, which proceeds may not be disbursed from the trust account, except in connection with a business combination, including the payment of the deferred underwriting discounts and commissions, or thereafter, upon our liquidation, or as otherwise permitted in the articles of incorporation;

•	prior to consummating a business combination, we must submit such business combination to our shareholders for approval;

•

we may consummate the business combination only if approved by a majority of our shareholders and public shareholders owning 30% or more of the shares sold in this offering do not vote against the business combination and exercise their conversion rights;

•

if a business combination is approved and consummated, public shareholders who voted against the business combination and who exercise their conversion rights will receive their pro rata share of the trust account;

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if a business combination is not consummated or a letter of intent, agreement in principle, or definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets, including funds in the trust account, and we will not be able to engage in any other business activities; and

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we may not consummate any other merger, acquisition, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets (excluding the deferred underwriting discounts and commissions) at the time of such business combination.

Under Marshall Islands law, the requirements and restrictions relating to this offering contained in our articles of incorporation may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions. However, we view the foregoing provisions as obligations to our shareholders and we will not take any action to waive or amend any of these provisions.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’s operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’s operations. Although we do not intend to focus on targets that are financially unstable or in their development stage, to the extent we complete a business combination with such a company, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination—We have not identified a target business.”

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination during the prescribed time period.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private equity and venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek shareholder approval of a business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash the shares of common stock in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination.

Based on publicly available information, since August 2003, approximately 82 similarly structured blank check companies have completed initial public offerings. Of these companies, only 19 companies have consummated a business combination, while 24 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Additionally, five companies have recently announced that they will dissolve and distribute their assets to stockholders. Accordingly, there are approximately 39 blank check companies with more than $3.0 billion in trust, and more than 55 other blank check companies that have filed registration statements and are or will be seeking to enter into a business combination. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, because only 43 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. Because of these factors, we may not be able to successfully compete for an attractive business combination, or to effectuate any business combination within the required time periods. If we do not find a suitable target business within such time periods, we will be forced to dissolve and liquidate the trust account as part of our plan of dissolution and liquidation.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 80,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 55,457,500 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Additionally, the shipping industry is capital intensive, traditionally using substantial amounts of indebtedness to finance vessel acquisitions, capital expenditures and working capital needs. If we finance the purchase of any of our vessels through the issuance of debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

The value of your investment in us may decline if any of these events occur.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination—Selection of a target business and structuring of a business combination.”

Our existing shareholders, including our corporate shareholder, officers and directors, control a substantial interest in us and, thus, may influence certain actions requiring shareholder vote.

Upon consummation of our offering and the private placement, our existing shareholders (including our corporate shareholder, its affiliates and all of our officers and directors) will collectively own approximately 23.7% of our issued and outstanding shares of common stock (assuming the purchase of 1,125,000 insider units in the private placement) which could permit them to effectively influence the outcome of all matters requiring approval by our shareholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination. In addition, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing shareholders, because of their ownership position, will have considerable influence regarding the outcome of such election. Accordingly, our existing shareholders will continue to exert control at least until the consummation of a business combination.

Excel’s substantial interest in us may dissuade potential acquirers from seeking control of the company and buying your stock at a price you deem beneficial after we complete our initial business combination.

Upon consummation of our offering and the private placement, Excel, as a significant shareholder, owning 18.9% of our common stock, may exert significant influence over matters presented for shareholder approval. After consummation of our initial business combination, Excel’s desire to preserve its substantial interest in us (either by blocking a third party from acquiring us or by proposing to acquire us itself) may dissuade potential acquirers from making an offer to acquire us, even if a change in control would be beneficial to our shareholders. Because any such acquisition by a potential acquirer would be subject to the approval of the holders of at least two-thirds of our issued and outstanding stock, Excel would have significant influence over the outcome of the vote even though it will not control a majority of our common stock. This influence could make it more difficult for a third party to acquire a majority of our outstanding voting stock or obtain the requisite votes necessary to approve any such acquisition.

We will be dependent upon interest earned on the trust account, which may not be sufficient to fund our search for a target company and consummation of a business combination, in which case we may be forced us to borrow funds from our existing shareholders or others or to liquidate.

Of the net proceeds of this offering and the private placement, only approximately $700,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to up to a maximum of $2,000,000 for such purpose, if interest rates were to decline substantially, we may not have sufficient funds available to provide us with the working capital necessary to complete a business combination. In such event, we would need to borrow funds from our existing shareholders or others or be forced to liquidate.

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also likely that all of our current officers will resign upon the consummation of a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect Mr. Panayotides, our chairman of the board, and our independent directors (Messrs. Jarlbaek, Oates and Tsamourgelis) to remain associated with us following a business combination, it is expected that Messrs. Georgakis, Agadakis and Papatrifon, who are full-time employees and officers of Excel, will not remain with the combined company after the consummation of a business combination. Thus, we will likely employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which hinder our operations.

Our corporate shareholder currently owns shares of our common stock which will not participate in liquidation distributions and, due to the fact that all of our current officers are employed by our corporate shareholder and certain of our directors also serve on the board of directors of our corporate shareholder, a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

Our corporate shareholder owns 4,640,625 shares of our common stock that were issued prior to this offering and has waived its right to receive distributions with respect to all of its shares (except with respect to the 625,000 shares included in the insider units) upon our liquidation if we are unable to consummate a business combination. Except for the 625,000 shares included in the insider units acquired in the private placement, the shares acquired prior to this offering by our corporate shareholder will be worthless if we do not consummate a business combination. Most of our current officers are employed by our corporate shareholder and certain of our directors also serve on the board of directors of our corporate shareholder and, therefore, the personal and financial interests of our officers and certain of our directors may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers’ discretion, and the discretion of certain of our directors, in identifying and selecting a suitable target acquisition, may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest and, as a result of such conflicts, management may choose a target acquisition that is not in the best interests of our shareholders. Although our management has agreed on a strategy for avoiding potential conflicts of interest in light of our common management and ownership interests, as discussed elsewhere in this prospectus, we cannot assure you that any such conflict will be resolved in our favor.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors, including acting as executive officers of our corporate shareholder, and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers, directors and their affiliates currently are, and may in the future become affiliated with, entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers, directors or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, all of our officers and directors currently are, and may in the future become affiliated with, additional entities, including other shipping entities, that are engaged in business activities similar to those intended to be conducted by us. In particular, Messrs. Panayotides, Georgakis, Papatrifon and Agadakis are the Chairman, Chief Executive Officer and President, Chief Financial Officer and Chief Operating Officer, respectively, of our corporate shareholder, Excel Maritime Carriers Ltd. Due to these existing affiliations, they and our other directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, as well as a business opportunity right of first refusal agreement we will enter into with our corporate shareholder prior to the closing of this offering, see the section below entitled “Management—Conflicts of interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our directors’ and officers’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them as well as the potential for entering into consulting agreements with the post-combination business, may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Our directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust fund and the amount of interest income from the trust account, net of income taxes on such interest, of up to a maximum of $2,000,000, unless the business combination is consummated. These amounts are based on management’s estimates of the funds needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. In addition, it is possible that members of management may enter into consulting agreements with the post-combination business as part of the business combination. The financial interest of our directors and officers could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

Each of our independent directors will be entitled to receive $75,000 compensation annually upon the successful completion of a business combination and, therefore, they may be faced with a conflict of interest when determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Each of our independent directors will be entitled to receive $75,000 in cash per year for their board service, accruing pro rata from the start of their service on our board of directors and payable only upon the successful completion of a business combination. The financial interest of our independent directors could influence their motivation in selecting a target business and thus, they may be faced with a conflict of interest when determining whether a particular business combination is in our shareholders’ best interest. If conflicts arise, they may not necessarily be resolved in our favor.

Our Chairman and independent directors may continue to serve on our board of directors following the completion of a business combination and may be paid fees for such services. Thus, such financial interest may influence their motivation and they may be faced with a conflict of interest when determining whether a particular business combination is in our shareholders’ best interest.

Because it is possible that our Chairman and one or more of our independent directors may continue to serve on our board of directors after the consummation of our initial business combination, and such individuals may be paid fees for their services, the financial interest of such individuals may influence their motivation when determining whether a particular business combination is in our shareholders’ best interest and securing payment of such fees. Thus, they may be faced with a conflict of interest when determining whether a particular business combination is in our shareholders’ best interest. If conflicts arise, they may not necessarily be resolved in our favor.

It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and to provide only a limited number of services, thereby preventing us from diversifying our operations, spreading risks or offsetting losses.

Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $4,500,000, or $5,175,000 if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses that we acquire.

If we were to acquire vessels or a company with agreements to purchase individual vessels, we may be subject to risks resulting from being a start-up shipping company.

If we were to acquire vessels or a company with agreements to purchase individual vessels, we may be subject to risks resulting from being a start-up shipping company. Such risks could potentially include the dependence on third parties for the commercial and technical management of the vessels, including crewing, maintenance and repair, supply provisioning, freight invoicing and chartering. We may not be able to quickly develop the infrastructure and hire the seafarers and shore-side administrative and management personnel necessary to effectively manage and operate our business if we acquire vessels instead of an operating business. In addition, we might have to begin our operations without advance bookings of charters, which could lead such vessels initially to have a higher than industry standard number of idle days until such time as we establish business relations. Our current officers have agreed to continue with us after the business combination, without accepting any compensation, until such time as suitable management is hired. However, our inability to manage such risks could impair our operations.

If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.

If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that the proxy statement we would send to shareholders would, unless otherwise required by applicable law and regulations, contain historical financial statements with respect to the operation of vessels. Although we would provide such historical financial statement if required by applicable law or regulations, such historical financial statements are not often required. Instead, the proxy statement we would send to our shareholders would contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up shipping company, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are newbuildings or second-hand and the type of vessel), all of which, in turn, depend on the sector of the shipping industry in which we consummate such a business combination. Thus, you would not necessarily be able to rely on historical financial statements when deciding whether to approve a business combination involving the acquisition of vessels or a company with agreements to purchase individual vessels.

A significant portion of our working capital could be expended in pursuing acquisitions that are not consummated, which could limit our ability to pursue other opportunities and force us to liquidate.

We expect that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 30% or more of our public shareholders vote against the transaction and exercise their conversion rights even though a majority of our public shareholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could limit our subsequent attempts to locate and acquire or merge with another business and force us to liquidate. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—We have not identified a target business.”

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in trust (including interest earned on the trust account released to us) in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We have not taken any action with respect to additional financing, nor can we assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could impair the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

In the event Excel, our corporate shareholder, violates the terms of our business opportunity right of first refusal agreement, we have agreed to waive any claims and cross-indemnify each other for any claims related thereto, which may affect our ability to consummate a business combination.

We have entered into a business opportunity right of first refusal agreement with our corporate shareholder, Excel, pursuant to which we have agreed to grant Excel the first opportunity to consider any business opportunities in the dry bulk sector of the shipping industry in exchange for Excel granting us the first opportunity to consider any business opportunities in all other sectors of the shipping industry. While we have no reason to believe that Excel would violate the terms of this agreement, in the event that it does, we have mutually waived any claims and agreed to cross-indemnify each other for any claims related to any violation of this agreement. As a result, not only may we be deprived of a potential business opportunity, but we would not be able to seek damages in relation thereto, both of which could impair our ability to consummate a business combination.

Risks associated with the shipping industry

If charter rates fluctuate and the shipping industry continues to undergo cyclical turns, it may reduce our profitability and operations.

The shipping business, including the dry market, has been cyclical in varying degrees, experiencing fluctuations in charter rates, profitability and, consequently, vessel values.

A significant contraction in demand for imported commodities, such as iron ore or coal, as a result of economic downturns or changes in government policies in certain regional markets could depress vessel freight rates, as well as the general demand for vessels. For instance, a downturn in the economy of countries such as China, which has experienced substantial global economic growth during the past few years, could negatively affect the shipping industry. The demand for vessels is also greatly affected by, among other factors, the demand for consumer goods, commodities and bagged and finished products, as well as commodity prices, environmental concerns and competition. The supply of shipping capacity is also a function of the delivery of new vessels and the number of older vessels scrapped, in lay-up, converted to other uses, reactivated or removed from active service. Supply may also be affected by maritime transportation and other types of governmental regulation, including that of international authorities. These and other factors may cause a decrease in the demand for the services we may ultimately provide or the value of the vessels we may own and operate, thereby limiting our ability to successfully operate any prospective target business with which we may ultimately complete a business combination.

The shipping industry is subject to seasonal fluctuations in demand and, therefore, may cause volatility in our operating results.

The shipping industry has historically exhibited seasonal variations in demand and, as a result, in charter hire rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The tanker and dry bulk carrier markets are typically stronger in the fall and winter months in anticipation of increased consumption of oil, coal and other raw materials in the northern hemisphere. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. As a result, revenues are typically weaker during the fiscal quarters ended June 30 and September 30, and, conversely, typically stronger in fiscal quarters ended December 31 and March 31. Our operating results, therefore, may be subject to seasonal fluctuations.

If we experienced a catastrophic loss and our insurance is not adequate to cover such loss, it could lower our profitability and be detrimental to operations.

The ownership and operation of vessels in international trade is affected by a number of risks, including mechanical failure, personal injury, vessel and cargo loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic marine disaster, including environmental accidents and collisions. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. We intend to maintain insurance, consistent with industry standards, against these risks on any vessels and other business assets we may acquire upon completion of a business combination. However, we cannot assure you that we will be able to adequately insure against all risks, that any particular claim will be paid out of our insurance, or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Our insurers will also require us to pay certain deductible amounts, before they will pay claims, and insurance policies may contain limitations and exclusions, which, although we believe will be standard for the shipping industry, may nevertheless increase our costs and lower our profitability. Additionally, any increase in environmental and other regulations may also result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage, pollution and other claims for damages that may be asserted against us. Our inability to obtain insurance sufficient to cover potential claims or the failure of insurers to pay any significant claims, could lower our profitability and be detrimental to our operations.

We may incur significant costs in complying with environmental, safety and other governmental regulations, and our failure to comply with these regulations could result in the imposition of penalties, fines and restrictions on our operations.

The operation of vessels is subject to extensive and changing environmental protection, safety and other federal, state and local laws, rules, regulations and treaties, compliance with which may entail significant expense, including expenses for ship modifications and changes in operating procedures. We cannot assure you that we will be able to comply with all laws, rules, regulations and treaties following a business combination. If we are unable to adhere to these requirements, it could result in the imposition of penalties and fines against us, and could also result in the imposition of restrictions on our business and operations. Furthermore, the costs of compliance also could lower our profitability and be detrimental to our operations. For a more complete discussion of the government regulations applicable to the shipping industry, please see the section entitled “Proposed Business—Government regulations” below.

The ownership and operation of vessels in international trade is susceptible to world events, which could be detrimental to our financial condition and operating performance.

Terrorist attacks such as the attacks on the United States on September 11, 2001 and the continuing response of the United States to these attacks, as well the threat of future terrorist attacks in the United States or elsewhere, continue to cause uncertainty in the world financial markets and may affect our business, operating results and financial condition. The continuing conflict in Iraq may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Persian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea. Any of theses occurrences could impair our operating results.

If a business combination involves the ownership of vessels, such vessels could be arrested by maritime claimants, which could result in the interruption of business and decrease revenue and lower profitability.

Crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagees, suppliers of goods and services to a vessel, shippers of cargo and other persons may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages, and in many circumstances a maritime lien holder may enforce its lien by “arresting” a vessel through court processes. Additionally, in certain jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest not only the vessel with respect to which the claimant’s lien has arisen, but also any “associated” vessel owned or controlled by the legal or beneficial owner of that vessel. If any vessel ultimately owned and operated by us is “arrested,” this could result in a material loss of revenues, or require us to pay substantial amounts to have the “arrest” lifted.

Governments could requisition vessels of a target company during a period of war or emergency, resulting in a loss of earnings.

A government could requisition a company’s vessels for title or hire. Requisition for title occurs when a government takes control of a vessel and becomes her owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although a target company would be entitled to compensation in the event of a requisition of any of its vessels, the amount and timing of payment would be uncertain.

We may become subject to United States Federal income taxation on our United States source shipping income, which would reduce our net income and impair our cash flow.

Due to the nature of the shipping industry, we may complete a business combination with a target business outside of the United States, in which case we would seek to qualify under Section 883 of the United States Internal Revenue Code of 1986, as amended, for an exemption from U.S. federal income tax on substantially all of our shipping income. This exemption may not be available, or may subsequently be lost, if 50% or more of our stock is owned, for more than half the number of days during the taxable year, by persons in the United States. We can give no assurance that the ownership of our stock will permit us to qualify for the Section 883 exemption. If we do not qualify for an exemption pursuant to Section 883, we will be subject to U.S. federal income tax, likely imposed on a gross basis at 4%, on our United States source shipping income, which constitutes not more than 50% of our gross shipping income. In such case, we may seek to elect to be taxed under what is in essence an alternative tonnage tax created by the American Job Creation Act of 2004, which would likely provide for a substantially reduced tax to the extent it applies. In such a case, our net income and cash flow will be reduced by the amount of such tax.

If we acquire a business that charters vessels on the spot market (that is, vessels chartered on a voyage basis or for periods of less than 12 months), it may increase our risk of doing business following the business combination.

We may complete a business combination with a business that involves the chartering of vessels on a spot charter basis. Spot charters are entered into as either voyage charters or short-term time charters of less than 12 months’ duration. Although dependence on spot charters is not unusual in the shipping industry, the spot charter market is highly competitive and spot charter rates are subject to significant fluctuations based upon available charters and the supply of and demand for seaborne shipping capacity. Although our focus on the spot charter market may enable us to benefit from strengthening industry conditions, should they occur, to do so, we may be required to consistently procure spot charter business. We cannot assure you that spot charters will be available at rates that will be sufficient to enable us to operate our business profitably.

In addition, our dependence on the spot charter market may result in lower utilization of our vessels and, consequently, decreased profitability. We cannot assure you that rates in the spot charter market will not decline, that charters in the spot charter market will continue to be available or that our dependence on the spot charter market will not result in generally lower overall utilization or decreased profitability, the occurrence of any of which events could reduce our earnings and cause us to incur losses.

If a target company has or obtains a vessel that is of second-hand or older nature, it could increase our costs and decrease our profitability.

We believe that competition for employment of second-hand vessels may be intense. Additionally, second-hand vessels may carry no warranties from sellers with respect to their condition as compared to warranties from shipyards available for newly-constructed vessels, and may be subject to problems created by the use of their original owners. If we purchase any second-hand vessels, we may incur additional expenditures as a result of these risks, which may reduce our profitability.

While it will be our intention if we acquire a target business in this area to sell or retire our vessels before they are considered older vessels, under shipping standards, in the rare case where we continue to own and operate a vessel for a longer period, we could be faced with the additional expenditures necessary to maintain a vessel in good operating condition as the age of a vessel increases. Moreover, port-state authorities in certain jurisdictions may demand that repairs be made to this type of vessel before allowing it to berth at or depart a particular port, even though that vessel may be in class and in compliance with all relevant international maritime conventions. Should any of these types of problems or changes develop, income may be lost if a vessel goes off-hire and additional unforeseen and unbudgeted expenses may be incurred. If we choose to maintain any vessels past the age that we have planned, we cannot assure you that market conditions will justify expenditures with respect to any of the foregoing or enable us to operate these vessels profitably.

Management services relating to a target company’s vessels may be performed by management companies that are affiliates of our officers and directors, which could result in potential conflicts of interest.

If we complete a business combination which involves the acquisition of vessels, we anticipate engaging the services of one or more management companies to provide technical and management services, relating to the operation of such vessels. Whether or not members of existing management remain our officers or directors post business combination, it is possible that these management services will be performed by management companies that are controlled by one or more of our existing shareholders, officers or directors (for example, by acting as our fleet’s technical managers and performing all commercial management functions). The management companies may receive fees and commissions on gross revenue received by us in respect of each vessel managed, a commission on the gross sale or purchase price of vessels which we purchase or sell, and a commission on all insurance placed. If members of our existing management remain as members of management following a business combination, the relationships between our officers and directors and the applicable management companies may give rise to conflicts of interest between us on the one hand and the management companies on the other. In addition, some of our officers and directors also may hold senior management positions with one or more of these management companies. In light of their positions, these individuals may experience conflicts of interest in selecting between our interests and those of the applicable management companies.

Because certain financial information will be required to be provided to our shareholders in connection with a proposed business combination, prospective target businesses may be limited.

In order to seek shareholder approval of a business combination with an operating business in the shipping industry, the proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the United States Public Company Accounting Oversight Board. Some of the businesses in the shipping industry may not keep financial statements in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles. To the extent that the required financial statements or information cannot be prepared or obtained, we will not be able to complete a business combination with such entities. Accordingly, these financial information requirements may limit the pool of potential target businesses or vessels which we may acquire.

Risks associated with this offering

Our existing shareholders paid an aggregate of $25,000, or approximately $.005333 per share, for their founding shares and founding warrants and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in such offerings. The fact that our existing shareholders acquired their initial shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placement are completed, you and the other investors in this offering and the private placement will incur an immediate and substantial dilution of approximately 30.5%, or $2.44 per share (the difference between the pro forma net tangible book value per share of $5.56, and the initial offering price of $8.00 per unit).

Our outstanding warrants may lower the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placement, as part of the units offered pursuant to this prospectus and the private placement, we will be issuing warrants to purchase an aggregate of 19,875,000 shares of common stock. In addition, we previously issued 3,000,000 founding warrants to our existing shareholders in connection with the purchase of their initial shares, and our corporate shareholder will purchase 2,000,000 insider warrants in the private placement. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could be detrimental to the market price for our securities or on our ability to obtain future public financing. If, and to the extent, these warrants are exercised, you may experience dilution to your holdings.

If our existing shareholders exercise their registration rights, it may lower the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing shareholders are entitled to demand that we register the resale of the 4,687,500 shares of common stock they acquired prior to this offering and the private placement at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will occur upon the expiration of one year after a business combination is completed. Furthermore, they are entitled to demand the registration of the securities underlying the 1,125,000 insider units they are purchasing in the private placement, the insider warrants and the underlying 2,000,000 shares of common stock and the founding warrants and the underlying 3,000,000 shares of common stock at any time after the completion of a business combination. If our existing shareholders exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 5,812,500 shares of common stock and 6,125,000 warrants and/or up to 6,125,000 shares of common stock issued on exercise of the warrants eligible for trading in the public market. The presence of these additional securities eligible for trading in the public market may lower the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the shipping industry;

•	our capital structure;

•	an assessment by our management team of the shipping industry and our management team’s experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for acquisition targets; and

•	the likely number of potential targets.

We expect that an initial public offering of $150,000,000 will enable us to effect an initial business combination for consideration in the range of $125,000,000 to $600,000,000, depending on whether any of the consideration is comprised of stock and our ability to finance the business combination with debt financing. Although we have not identified any potential target businesses for our initial business combination, we believe that the most likely candidates will be private companies or operating businesses with a valuation in that range. We believe that businesses that can be purchased for this amount are most likely to be able to operate on a merged basis with us as a stand-alone publicly traded reporting company and to provide us with a large enough platform, in terms of assets and other resources. Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as is our management’s estimate of the amount needed to fund our operations for the next 24 months since we have no operating history or financial results. In addition, because we have not identified any potential target businesses, our management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing or dissolve and liquidate.

There is currently no market for our securities, and a market for our securities may not develop, which could reduce the liquidity and, hence, the prices of our securities.

There is no market for our securities. Therefore, shareholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

The holders of the warrants purchased in the private placement may exercise their warrants even if holders of the warrants purchased in this offering may not be able to exercise their warrants.

Because the warrants we will sell to Excel in the private placement will be issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. The holders of the warrants purchased in this offering will not be able to exercise them unless we have an effective registration statement and a current prospectus covering the shares issuable upon their exercise. As a result, the exercise of the warrants issued in the private placement would have a dilutive effect on the warrants purchased in this offering and could cause the price of our common stock to drop below the exercise price of the warrants and cause the trading price of the warrants to decline or render the warrants worthless.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of the warrant is available and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company;

•	reduced liquidity with respect to our securities; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. holders.

If we are determined to be a passive foreign investment company, known as a “PFIC,” U.S. holders (as defined in the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—Tax Consequences If We Are a Passive Foreign Investment Company” ) could be subject to adverse United States federal income tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. holder may be subject to increased tax liabilities under U.S. tax laws and regulations and may be subject to additional reporting requirements. The determination of whether we are a PFIC will be made on an annual basis and will depend on the composition of our income and assets, including goodwill. The calculation of goodwill will be based, in part, on the market value of our ordinary shares from time to time, which may be volatile. In general, we will be classified as a PFIC for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, cash, including working capital, and investments are considered assets that produce or are held for the production of passive income. If a corporation would otherwise be a PFIC in its start-up year (defined as the first taxable year such corporation earns gross income), it is not treated as a PFIC in that taxable year, provided that: (i) no predecessor corporation was a PFIC; (ii) it is established to the Internal Revenue Service’s satisfaction that the corporation will not be a PFIC in either of the two succeeding taxable years; and (iii) the corporation is not, in fact, a PFIC for either succeeding taxable year. We currently expect to conduct our affairs in a manner so that we will not qualify as a PFIC, but we cannot assure you that we will not be treated as a PFIC for U.S. federal income tax purposes. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see the section of this prospectus captioned “Taxation— United States Federal Income Tax Considerations—Tax Consequences If We Are a Passive Foreign Investment Company.”

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the U.S. Investment Company Act of 1940 (the “Investment Company Act”), our activities may be restricted, including:

•	restrictions on the nature of our investments;

•	restrictions on the issuance of securities; and

•	which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may only be invested by the trust agent in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public shareholders as part of our plan of dissolution and liquidation. Notwithstanding our belief that we are not required to comply with the requirements of the Investment Company Act, in the event that the shareholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with the Investment Company Act. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not budgeted.

Because all of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals or such assets.

All of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities of, or criminal penalties against, our directors and officers under the U.S. federal securities laws.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, causing our public shareholders to have more difficulty in protecting their interests.

Our corporate affairs are governed by our amended and restated articles of incorporation and by-laws and by the Marshall Islands Business Corporations Act, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction. For more information with respect to how shareholder rights under Marshall Islands law compares with shareholder rights under Delaware law, please see the section entitled “Marshall Islands Company Considerations.”

Because we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, especially if the acquired company is in a developing country or a country that is not fully market-oriented. If we were to acquire a business that operates in such a country, our operations might not develop in the same way or at the same rate as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development.

If the private placement was not conducted in compliance with applicable law, Excel may have the right to rescind its insider unit and insider warrant purchases. Its rescission rights, if any, may require us to refund an aggregate $11,000,000 to Excel, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public shareholders upon our liquidation.

Although we believe that we have conducted the private placement in accordance with applicable law, there is a risk that the insider units, including the shares and warrants underlying the insider units, and insider warrants should have been registered under the Securities Act of 1933, as amended, and applicable blue sky laws. Although Excel has waived its rights, if any, to rescind its insider unit and insider warrant purchases as a remedy for our failure to register these securities, its waiver may not be enforceable in light of the public policy underlying Federal and state securities laws. If Excel brings a claim against us and successfully assert rescission rights, we may be required to refund an aggregate $11,000,000, with interest thereon, to them, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public shareholders upon our liquidation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•

executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements and their shares of common stock would become eligible for later release from escrow;

•	potential inability to obtain additional financing to complete a business combination;

•	limited pool of prospective target businesses;

•	securities’ ownership being concentrated;

•	potential change in control if we acquire one or more target businesses for stock;

•	risks associated with operating in the shipping industry;

•	public securities’ limited liquidity and trading, as well as the current lack of a trading market;

•	delisting of our securities from the American Stock Exchange or an inability to have our securities quoted on the American Stock Exchange following a business combination; or

•	use of proceeds not in trust or available to us from interest income, net of income taxes, on the trust account balance, and our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/ or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Offering gross proceeds	$150,000,000	$172,500,000
Private placement gross proceeds	11,000,000	11,000,000

Total gross proceeds	$161,000,000	$183,500,000
Offering and private placement expenses (1)
Underwriting discount (7% of offering gross proceeds)(2)	10,500,000	12,075,000
Legal fees and expenses	350,000	350,000
Miscellaneous expenses	92,012	92,012
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	50,000	50,000
American Stock Exchange filing and listing fee	70,000	70,000
SEC registration fee	32,300	32,300
NASD registration fee	30,688	30,688

Total offering and private placement expenses	$11,200,000	$12,775,000
Net proceeds after offering and private placement expenses	$149,800,000	$170,725,000

Net proceeds held in trust	149,100,000	170,025,000
Deferred underwriting discounts and commissions held in trust	4,500,000	5,175,000
Total held in trust	153,600,000	175,200,000
Net proceeds not held in trust	$700,000	$700,000

Use of net proceeds not held in trust and up to $2,000,000 of the interest income earned on the trust account (net of taxes payable) that may be released to us to cover our working capital requirements

Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination and the preparation and filing of the related proxy statement		$800,000
Payment for office space and administrative and support services ($7,500 per month for up to two years)		180,000
Due diligence of prospective target businesses		500,000
Legal and accounting fees relating to SEC reporting obligations		50,000
Payment of interest on loan to existing shareholder		8,000
Working capital to cover miscellaneous expenses(3)		1,170,000

Total		$2,708,000

(1)	$171,514 of the offering expenses, including the SEC registration fee, NASD filing fee, American Stock Exchange application fee and legal and accounting fees, have been paid from the $200,000 loan we received from Excel. Interest of 4% per annum accrued and unpaid on the loan as of February 28, 2007 was $6,149, and will be paid from the proceeds of this offering not held in trust.
(2)	The amount of underwriting discount and the amount held in trust includes $4,500,000 (or $5,175,000, if the underwriters’ over-allotment option is exercised in full) (in each case, less $0.24 for each share of our common stock that our public shareholders elect to convert in connection with our initial business combination) that will be paid to the underwriters only upon consummation of the initial business combination and will not be available for use to acquire an operating business. In the event that a business combination is not consummated within the required time period, that amount will be included in the liquidating distribution to our public shareholders and Excel with respect to the 625,000 shares included in the insider units on a pro rata basis.

(3)	The miscellaneous fees and expenses may include, without limitation, finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination), D&O insurance, trustee’s fees in the amount of a $1,000 initial acceptance fee and $3,000 in annual transfer fees, and dissolution obligations and reserves, if any. The miscellaneous fees and expenses do not, however, include the $75,000 per year fee payable to our independent directors, as such fees are payable only after we have consummated our initial business combination.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the shipping industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.

Of the proceeds from this offering and the private placement, $153,600,000, or $175,200,000 if the underwriters’ over-allotment option is exercised in full, of which $4,500,000 (or $5,175,000, if the underwriters’ over-allotment option is exercised in full) is attributable to the deferred underwriters’ discounts and commissions, will be placed in a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except for interest income released to us, net of income taxes, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any plan of dissolution and liquidation approved by two-thirds of our shareholders, which would include liquidation of our trust account. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with one or more target businesses which have a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $4,500,000, or $5,175,000 if the underwriters’ over-allotment option is exercised in full, in each cash less $0.24 for each share of our common stock that our public shareholders elect to convert in connection with our initial business combination) at the time of such business combination, subject to a majority of our public shareholders voting in favor of the business combination and less than 30% of the public shareholders voting against the business combination and electing their conversion rights. The 30% threshold is 20% in most similar entities. See “Risk Factors—Unlike most other blank check offerings, we allow up to approximately 29.99% of our public shareholders to exercise their conversion rights. The ability of a larger number of our shareholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” Following release from the trust account of interest income, net of income taxes, on the trust account balance that we may use for working capital requirements and after payment of the conversion price to any public shareholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of vessels or other companies in the shipping industry, or for working capital.

We have agreed to pay our corporate shareholder, Excel Maritime Carriers Ltd., a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the Athens, Greece, metropolitan area, the fee charged by Excel is at least as favorable as we could have obtained from an unaffiliated third party.

We intend to use the excess working capital (approximately $1,170,000) for premiums for director and officer liability insurance and for insurance for third-party claims against the trust (approximately $300,000), with the balance of $870,000 being held in reserve for other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our directors and officers in connection with activities on our behalf as described below. We have also reserved approximately $500,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers or directors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. We have agreed with the underwriters that our audit committee will review and approve all expense reimbursements made to our officers, directors or existing shareholders and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income, net of income taxes, of up to $2,000,000 that may be released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

Excel has loaned to us a total of $200,000 for the payment of offering expenses. This loan, including principal and simple interest accruing thereon at 4% per annum, will be payable on the earlier of May 9, 2007 or the consummation of this offering. The principal of this loan will be repaid out of the proceeds used to pay the offering expenses and the interest will be paid out of the proceeds of the offering not held in trust.

The net proceeds of this offering which are not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act so that we are not deemed to be an investment company under the Investment Company Act. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the shareholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and, thus, required to comply with such act.

According to the Federal Reserve Statistical Release dated February 26, 2007, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four-week, three-month and six-month maturities were yielding, as of the week ending February 23, 2007, 5.17%, 5.05% and 4.97%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. Interest income, net of income taxes payable on such interest, of up to $2,000,000 on the trust account balance is releasable to us from the trust account to fund a portion of our working capital requirements. Following consummation of this offering, we believe the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of up to $2,000,000 on the balance of the trust account to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time.

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our directors, officers or existing shareholders or any of their affiliates, other than the payment of $7,500 per month to Excel Maritime Carriers Ltd. in connection with the general and administrative services arrangement for services rendered to us prior to or in connection with the business combination. However, our directors, officers and existing shareholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations, except that our independent directors will be entitled to receive $75,000 in cash per year, accruing pro rata from the start of their service on our board of directors and payable only upon the successful completion of a business combination. We have agreed with the underwriters that our audit committee will review and approve all expense reimbursements made to our officers, directors or existing shareholders and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable and interest amounts previously released to us from the trust account) only in the event of liquidation upon our failure to complete a business combination within the allotted time, as part of our plan of dissolution and liquidation approved by our shareholders, or if that public shareholder were to seek to convert such shares to cash by exercising conversion rights in connection with a business combination which the public shareholder voted against and which we actually consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2006, and as adjusted to give effect to the sale of our units in this offering and the insider units and insider warrants in the private placement and the application of the estimated net proceeds derived from the sale of our units:

	December 31, 2006
	Actual	As Adjusted
Underwriters’ Fee payable	$—	$4,500,000
Notes payable to existing shareholders	$147,650	—
Total debt	$147,650	—
Common stock, $.0001 par value, 0 and 5,624,999 shares which are subject to possible conversion, shares at conversion value(1)	—	$44,579,999
Shareholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 80,000,000 shares authorized; 4,687,500 shares issued and outstanding; 18,937,501 shares issued and outstanding (excluding 5,624,999 shares subject to possible conversion), as adjusted	$469	$1,894
Additional paid-in capital	$24,531	$105,243,107
Deficit accumulated during the development stage	$(10,885)	$(10,885)

Total shareholders’ equity	$14,115	$105,234,116

Total capitalization	$161,765	$154,314,115

(1)	If we consummate a business combination, the conversion rights afforded to our public shareholders, other than our existing shareholders, may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially, approximately $7.93 per share), before payment of deferred underwriting discounts and commissions and including accrued interest and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income (net of income taxes) previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering and 625,000 of the shares sold to Excel in the private placement.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering and the private placement. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At December 31, 2006, our net tangible book value was a deficiency of $184,366, or approximately $(0.04) per share of common stock. After giving effect to the sale of 18,750,000 shares of common stock included in the units to be sold in this offering, and the sale of 1,125,000 shares of common stock included in the insider units to be sold in the private placement, and the deduction of underwriting discounts and commissions and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 5,624,999 shares of common stock which may be converted to cash) at December 31, 2006 would have been approximately $105,234,116, or $5.56 per share, representing an immediate increase in net tangible book value of $5.60 per share to the existing shareholders and an immediate dilution of $2.44 per share, or approximately 30.5%, to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.04)
Increase attributable to new investors	5.60

Pro forma net tangible book value after this offering		5.56

Dilution to new investors		$2.44

Our pro forma net tangible book value after this offering is approximately $44,579,999 less than it otherwise would have been because, if we effect a business combination, the conversion rights of our public shareholders, other than our existing shareholders, may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially, approximately $7.93 per share), before payment of deferred underwriting discounts and commissions and including accrued interest and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income (net of income taxes) previously released to us for working capital requirements, as of two business days prior to the consummation of the proposed business combination, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our existing shareholders prior to and after the private placement and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholders	4,687,500	19.08	$25,000	0.02	$0.01
Private placement investors	1,125,000	4.58	$9,000,000	5.66	$8.00
New investors	18,750,000	76.34	$150,000,000	94.32	$8.00

	24,562,500	100.00%	$159,025,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(184,366)
Offering costs accrued for or paid in advance and excluded from the net tangible book value before the offering	198,481
Proceeds from this offering and the private placement	154,300,000
Less: Deferred underwriter’s fee paid upon consummation of a business combination(1)	(4,500,000)
Less: Proceeds held in trust subject to conversion ($148,600,000 x 29.999999%)	(44,579,999)

$105,234,116

Denominator:
Shares of common stock outstanding prior to the offering and the private placement	4,687,500
Shares of common stock included in the units offered	18,750,000
Shares of common stock included in the insider units sold in the private placement	1,125,000
Less: Shares subject to conversion (18,750,000 × 29.999999%)	(5,624,999)

18,937,501

(1)	This amount may be reduced as no deferred fees will be paid on shares converted.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

We were formed on May 3, 2006 as a blank check company for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, vessels or one or more operating businesses in the shipping industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our shareholders;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may depress prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering, and the private placement that will occur no less than one business day prior to the closing of this offering, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $7,500 per month to Excel Maritime Carriers Ltd., and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of the private placement and this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our initial shareholders and a loan of $200,000 that are more fully described below.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of approximately $10,500,000 (or $12,075,000, if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the insider units and insider warrants in a private placement to occur no less than one business day prior to the closing of this offering for an aggregate purchase price of $11,000,000, will be approximately $149,800,000 (or $170,725,000, if the underwriters’ over-allotment option is exercised in full). Of this amount, $149,100,000 (or $170,025,000, if the underwriters’ over-allotment option is exercised in full), will be held in the trust account and the remaining $700,000, in either case, will not be held in the trust account. An additional amount equal to 3% of the gross proceeds of this offering, or $4,500,000 ($5,175,000, if the underwriters’ over-allotment option is exercised in full), will also be held in trust and be used to pay the underwriters a deferred underwriting discount and commission (or paid to public stockholders who elect to convert their common stock in connection with our initial business combination, as the case may be) upon the consummation of our initial business combination, and will not be available for our use to acquire an operating business. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete a business combination. We will use substantially all of the net proceeds of this offering not in trust to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering and the private placement, the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of up to $2,000,000 on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $800,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;

•	approximately $500,000 of expenses for the due diligence and investigation of a target business;

•	approximately $50,000 of expenses in legal and accounting fees relating to our Securities and Exchange Commission reporting obligations;

•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services; and

•

approximately $1,170,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $300,000 for director and officer liability and other insurance premiums, finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on interest earned (up to $2,000,000) on the trust account to fund such expenditures and to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we will need to obtain additional financing to the extent such financing is required to consummate a business combination or because we become obligated to convert into cash a significant number of shares from dissenting shareholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

Excel Maritime Carriers Ltd. (NYSE: EXM), our corporate shareholder, has agreed to purchase from us, in a private placement that will occur no less than one business day prior to the closing of this offering, an aggregate of 1,125,000 insider units at a price of $8.00 per unit. Each insider unit consists of one share of our common stock and one warrant to purchase one share of common stock at a per-share exercise price of $6.00. Additionally, as part of the private placement, Excel has agreed to purchase 2,000,000 insider warrants, at $1.00 per warrant, to purchase an aggregate of 2,000,000 shares of our common stock at a per-share exercise price of $6.00. The closing of each of this offering and the private placement is conditional upon the closing of the other. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to be made on a pro rata basis to our public shareholders, which includes Excel, but only with respect to 625,000 of the 1,125,000 shares of common stock included in the insider units. Excel has waived its right to receive distributions upon our liquidation with respect to 500,000 of the 1,125,000 shares of common stock included in the insider units, but it will receive liquidation distributions with respect to the remaining 625,000 shares included in such insider units in the same amount as our public shareholders. The insider units and insider warrants purchased in the private placement will not be transferable or salable by Excel until we complete a business combination, except that Excel may transfer the insider units and insider warrants to entities that are controlled by Excel which will be subject to the same transfer restrictions.

In addition, commencing on the date following consummation of a business combination, the initial shares, the founding warrants and the shares of common stock underlying the founding warrants, the insider units and the securities included in the insider units are entitled to registration rights pursuant to the insider unit and insider warrant purchase agreement to be entered into on or before the date of this prospectus in connection with the private placement.

Excel has loaned to us a total of $200,000 for the payment of offering expenses. This loan, including principal and simple interest accruing thereon at 4% per annum, will be payable on the earlier of May 9, 2007 or the consummation of this offering. The principal of this loan will be repaid out of the proceeds used to pay the offering expenses and the interest will be paid out of the proceeds of the offering not held in trust.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2006, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the Republic of the Marshall Islands on May 3, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, vessels or one or more operating businesses in the shipping industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

The shipping industry provides a practical and cost-effective means of transporting large volumes of cargoes. This is accomplished predominantly by the dry bulk and tanker sectors, while other related sectors tend to be specialized. The dry bulk sector involves the transportation of dry bulk and general cargoes, including, among other products, coal, minerals, ore, steel products, forest products, agricultural products, construction materials and heavy equipment, machinery and spare parts via dry bulk cargo vessels. The tanker sector involves the transportation of wet products such as crude oil, refined petroleum cargoes and liquid chemicals via different types of tankers. Related sectors comprise, but are not limited to, the operation of vessels such as containerships, liquefied gas carriers and offshore supply and anchor-handling vessels.

We may seek to acquire vessels, one or more companies with agreements to purchase individual vessels, one or more companies owning or operating vessels, a number of such companies as a group or one or more entities which provides commercial management, operational and technical management or other services to one or more segments of the shipping industry. Prices for individual vessels vary widely depending on the type, quality, age and discounted future earnings. A target company might be a holding company, the sole assets of which are one or more agreements to acquire individual vessels. If we acquire such a holding company, we will need to retain current management, seek to retain new management or outsource the commercial and technical management of the vessels by contracting with a shipping company engaged in this business. In such a situation, we would be subject to risks resulting from being a start-up shipping company, such as the inability to quickly develop the infrastructure and hire the seafarers and shore-side administrative and management personnel necessary to effectively manage and operate such a business. In addition, we might have to begin our operations without advance bookings of charters, which could lead such vessels initially to have a higher than industry standard number of idle days until such time as we establish business relations. Our inability to manage such risks could, in such event, impair our operations. See “Risk Factors—Risks associated with our business—If we were to acquire vessels or a company with agreements to purchase individual vessels, we may be subject to risks resulting from being a start-up shipping company.” In addition, the proxy statement that we would send to shareholders would not contain historical financial information with respect to the vessels. Rather, the proxy statement we would send to our shareholders would contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up shipping company, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are new buildings or second-hand and the type of vessel), all of which, in turn, depend on the sector of the shipping industry in which we consummate such a business combination. See “Risk Factors—Risks associated with our business—If we were to acquire vessels or a company with agreements to purchase individual vessels, proxy materials provided to our shareholders would not include historical financial information and, accordingly, investors will not have historical financial information on which to rely in making their decision whether to vote for the acquisition.”

Container sector overview

Container vessels transport finished goods that are shipped in containers. A container is an internationally standardized packing box for cargo by road, rail or sea. The different sizes of containers have been fixed by the International Organization of Standardization. The twenty-feet container is the basic unit (referred to as TEU, or

Twenty-feet Equivalent Units), which is 20 feet in length and can be loaded with up to 15 to 20 tons of cargo. The other size is the forty-feet container, referred to as a Forty-feet Equivalent Unit, or FEU, and can be loaded with up to 30 tons of cargo.

Container vessels are sized according to the number of containers that they can carry and whether the vessels can traverse the Panama Canal or Suez Canal. The four major container vessel categories, with reference to size, from smallest to largest, are as follows:

•

Panamax. Container vessels with cargo capacity typically from 2,500 up to approximately 5,000 TEU. They are constructed as the largest vessels, in terms of breadth and length, capable of fitting through the Panama Canal.

•	Post-Panamax. Container vessels with cargo capacity typically from 4,500 up to approximately 10,000 TEU.

•

Suezmax. Container vessels with cargo capacity typically of 10,000-12,000 TEU. They are constructed as the largest vessels capable of fitting through the Suez Canal (both in terms of breadth and draft, or the maximum depth below a vessel’s waterline).

•

Post-Suezmax. These container vessels are currently in the design stage and are expected to exceed a capacity of 12,000 TEU. They will also be designed to travel through the Malacca Strait, which is limited due to its draft restrictions (thus, the term “Malaccamax” is also being used).

There are also container ships called “RoRo’s” (for roll-on, roll-off), which utilize shore-based ramp systems for loading and unloading. RoRo’s are usually associated with shorter trade routes, as they are unable to carry the volume of crane-based container vessels. However, due to their flexibility and high speed, Ro-Ro’s are frequently used in today’s container markets.

Dry bulk sector overview

As opposed to container vessels, dry bulk vessels are used to transport commodities and raw materials, such as iron ore, minerals, grains, forest products, fertilizers, coking and steam coal, that are carried in the vessel’s holds, rather than in a container. The dry bulk sector can be divided into four major vessel categories with reference to size. We may explore acquisitions of either vessels and/or one or more operating companies that are focused on these segments of the dry bulk sector, including:

•

Handysize. The smallest of the dry bulk carrier vessels with cargo capacity up to 35,000 deadweight tons, or dwt. These vessels are used mainly for regional voyages, are extremely versatile and can be used in smaller ports that lack infrastructure. These vessels are equipped with onboard cranes which allow for the loading and unloading of cargo.

•

Handymax. Versatile vessels that are dispersed in various geographic locations throughout the world. Handymax vessels typically have cargo capacity of 35,000 to 60,000 dwt, and are primarily used to transport grains, forest products and fertilizers. Like Handysize vessels, Handymax vessels are also equipped with onboard cranes.

•

Panamax. The second largest of the dry bulk vessels, with cargo capacity typically between 60,000 and 80,000 dwt. Panamax vessels are used for various long distance trade routes, including those that traverse through the Panama Canal. These vessels typically carry cargoes consisting of coal, grains, fertilizers, steel and forest products.

•

Capesize. The largest of the dry bulk carrier vessels, with typical cargo capacity over 80,000 dwt. Capesize vessels are used primarily for one-way voyages with cargoes consisting of iron ore and coal. Due to the size of the vessels, there are only a few ports around the world that have the infrastructure to accommodate them. Capesize vessels cannot traverse through the Panama Canal due to their size.

Tanker sector overview

The world tanker fleet is divided into two primary categories, crude oil and product tankers. Tanker charterers of wet cargoes will typically charter the appropriate sized tanker based on the length of journey, cargo size and port and canal restrictions. Crude oil tankers are typically larger than product tankers. The four major tanker categories with reference to size are:

•

Product. Tanker vessels with cargo capacity typically less than 60,000 dwt. Product tankers are capable of carrying refined petroleum products, such as fuel oils, gasoline and jet fuel, as well as various edible oils, such as vegetable and palm oil.

•

Aframax. Tanker vessels with cargo capacity typically 80,000 to 120,000 dwt. These tankers carry crude oil and serve various trade routes from short to medium distances mainly in the North Sea and Venezuela. These vessels are able to enter a larger number of ports throughout the world as compared to the larger crude oil tankers.

•

Suezmax. Tanker vessels with cargo capacity typically 120,000 to 200,000 dwt. These vessels are used in some of the fastest growing oil producing regions of the world, including the Caspian Sea and West Africa. Suezmax tankers are the largest ships able to transit the Suez Canal with a full payload and are capable of both long and short haul voyages.

•

Very Large Crude Carriers, or VLCCs. Tanker vessels that are used to transport crude oil with cargo capacity typically 200,000 to 320,000 dwt that are more than 300 meters in length. VLCCs are highly automated and their advanced computer systems allow for a minimal crew. The majority of the world’s crude oil is transported via VLCCs.

LNG carrier sector overview

LNG carriers transport liquefied natural gases, or LNG, internationally between liquefaction facilities and import terminals. After natural gas is transported by pipeline from production fields to a liquefaction facility, it is supercooled to a temperature of approximately negative 260 degrees Fahrenheit. This process reduces its volume to approximately 1/600th of its volume in a gaseous state. The reduced volume facilitates economical storage and transportation by vessels over long distances, enabling countries with limited natural gas reserves or limited access to long-distance transmission pipelines to meet their demand for natural gas. LNG carriers include a sophisticated containment system that holds and insulates the LNG so it maintains its liquid form. The LNG is transported overseas in specially built tanks on double-hulled ships to a receiving terminal, where it is offloaded and stored in heavily insulated tanks. In regasification facilities at the receiving terminal, the LNG is returned to its gaseous state (or regasified) and then shipped by pipeline for distribution to natural gas customers.

The LNG market includes private and state-controlled energy and utilities companies that generally operate captive fleets and independent ship owners and operators. Many major energy companies compete directly with independent owners by transporting LNG for third parties in addition to their own LNG. Given the complex, long-term nature of LNG projects, major energy companies historically have transported LNG through their captive fleets. However, independent fleet operators have been obtaining an increasing percentage of charters for new or expanded LNG projects as major energy companies have continued to divest their non-core businesses.

LPG carrier sector overview

LPG carriers are vessels that can transport liquid petroleum and petrochemical gases as well as ammonia. Liquid petroleum gases, or LPG, are produced as a byproduct of crude oil refining and natural gas production, and are primarily used as fuel for transportation, residential and commercial heating and cooking, and as a feedstock for the production of petrochemicals. Petrochemical gases are used in the production of a vast array of chemicals and new production technologies that allow plastic to displace metal, cotton, wood and other materials in an increasing number of end-user products. LPG products are divided into three categories:

•

Liquid petroleum gases, consisting mainly of butane and propane, are carried in fully-pressurized vessels. These gases are used for cooking, as fuel for cars, as fuel in refineries, as chemical feedstock for industrial and power plant fuels and at gas utilities.

•

Petrochemical gases that are traded as butadiene, propylene and vinyl chloride monomer, and ethylene, which are carried in semi-refrigerated ships, since they require refrigeration to minus 104 degrees

Celsius to be transported in liquefied form. These petrochemical gases are primarily used in the plastics manufacturing industry.

•	Ammonia, which is carried in fully-refrigerated vessels, is mainly used in the fertilizer industry and as a feedstock in the petrochemical industry.

There are three main types of LPG carriers classified based on method of liquefaction:

•

Fully-pressurized carriers. These carriers liquefy their cargoes at ambient temperatures under high pressure of up to 17 bar (kg/cm2), are generally small vessels of under 8,000 cubic meters, or cbm. The majority of these vessels are less than 5,000 cbm.

•

Semi-refrigerated carriers. These carriers liquefy their cargoes under a combination of pressure and refrigeration to temperatures down to minus 48 degrees Celsius and pressure up to 9 bar (kg/cm2). Certain semi-refrigerated carriers with gas plants are able to cool cargoes further to minus 104 degrees Celsius and are referred to as ethylene carriers. The majority of these vessels are less than 20,000 cbm.

•

Fully-refrigerated carriers. These carriers can liquefy their cargoes at or under their boiling temperatures down to approximately minus 48 degrees Celsius at atmospheric pressure with onboard compressors. These vessels are typically 22,000 cbm and larger and also carry clean petroleum products such as naphtha.

Related sectors

Related sectors in which we might seek a business combination include, but are not limited to, supply vessels, service vessels and anchor handlers that perform various functions related to the supply and maintenance of offshore oil rigs.

Shipping services sector overview

Instead of acquiring individual vessels and/or a company or companies owning or operating vessels, we may seek to acquire service businesses engaged in, among other activities, operational management, brokerage, maintenance and technical support. Service businesses we may seek to acquire would typically be engaged in:

•

Technical management services, such as crew retention and training, maintenance, repair, capital expenditures, drydocking, payment of vessel tonnage tax, maintaining insurance and other vessel operating activities; or

•

Commercial management services, such as finding employment for vessels, vessel acquisition and disposition, freight and charter hire collection, accounts control, appointment of agents, bunkering and cargo claims handling and settlements.

We may also seek to acquire a company actively engaged in the COA, or contract of affreightment, market. A COA is a service contract under which a vessel owner agrees to transport multiple cargoes, at a specified rate per ton, between designated loading and discharge ports. A COA does not designate any particular vessel but does require a specified amount of cargo to be carried during the term of the COA, which usually spans a number of months or years. A COA arrangement also provides flexibility in that both the contract and the cargo may also be relet to other parties, allowing the COA holder effectively to “trade” its paper contract as well as the cargo subject to such contract.

Government regulations

Government regulation significantly affects the ownership and operation of vessels including international conventions and national, state and local laws and regulations in force in the countries in which vessels may operate or are registered.

A variety of governmental and private entities subject vessels to both scheduled and unscheduled inspections. These entities include the local port authorities (U.S. Coast Guard, harbor master or equivalent), classification societies, flag state administration (country of registry) and charterers, particularly terminal operators. Certain of these entities require vessel owners to obtain permits, licenses and certificates for the operation of their vessels. Failure to maintain necessary permits or approvals could require a vessel owner to incur substantial costs or temporarily suspend operation of one or more of its vessels.

We believe that the heightened level of environmental and quality concerns among insurance underwriters, regulators and charterers is leading to greater inspection and safety requirements on all vessels and may accelerate the scrapping of older vessels throughout the industry. Increasing environmental concerns have created a demand for vessels that conform to the stricter environmental standards. Vessel owners are required to maintain operating standards for all vessels that will emphasize operational safety, quality maintenance, continuous training of officers and crews and compliance with United States and international regulations. Because these laws and regulations are frequently changed and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on our proposed business.

Environmental regulations

The International Maritime Organization, or IMO, has negotiated international conventions that impose liability for oil pollution in international waters and a signatory’s territorial waters. In September 1997, the IMO adopted Annex VI to the International Convention for the Prevention of Pollution from Ships, which became effective on May 19, 2005. Annex VI sets limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibits deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions. Annex VI and new conventions, laws and regulations that may be adopted in the future could adversely affect our ability to manage vessels we acquire or operate.

Under the International Safety Management Code, or ISM Code, promulgated by the IMO, the party with operational control of a vessel is required to develop an extensive safety management system that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for operating its vessels safely and describing procedures for responding to emergencies.

The ISM Code requires that vessel operators obtain a safety management certificate for each vessel they operate. This certificate evidences compliance by a vessel’s management with code requirements for a safety management system. No vessel can obtain a certificate unless its manager has been awarded a document of compliance, issued by the respective flag state for the vessel, under the ISM Code.

Noncompliance with the ISM Code and other IMO regulations may subject a ship owner to increased liability, may lead to decreases in available insurance coverage for affected vessels and may result in the denial of access to, or detention in, some ports. For example, the United States Coast Guard and European Union authorities have indicated that vessels not in compliance with the ISM Code will be prohibited from trading in ports in the United States and European Union.

The United States Oil Pollution Act of 1990

The United States Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all owners and operators whose vessels trade in the United States, its territories and possessions or whose vessels operate in United States waters, which includes the United States’ territorial sea and its two hundred nautical mile exclusive economic zone.

Under OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels. OPA defines these other damages broadly to include:

•	natural resources damages and the costs of assessment thereof;

•	real and personal property damages;

•	net loss of taxes, royalties, rents, fees and other lost revenues;

•	lost profits or impairment of earning capacity due to property or natural resources damage; and

•	net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards, and loss of subsistence use of natural resources.

OPA limits the liability of responsible parties to the greater of $600 per gross ton or $500,000 per dry bulk vessel that weighs more than 300 gross tons (subject to possible adjustment for inflation). These limits of liability do not apply if an incident was directly caused by violation of applicable United States federal safety, construction or operating regulations or by a responsible party’s gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with oil removal activities.

OPA requires owners and operators of vessels to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under OPA. In December 1994, the U.S. Coast Guard implemented regulations requiring evidence of financial responsibility in the amount of $1,500 per gross ton, which includes the OPA limitation on liability of $1,200 per gross ton and the United States Comprehensive Environmental Response, Compensation, and Liability Act liability limit of $300 per gross ton. Under the regulations, vessel owners and operators may evidence their financial responsibility by showing proof of insurance, surety bond, self-insurance or guaranty. Under OPA, an owner or operator of a fleet of vessels is required only to demonstrate evidence of financial responsibility in an amount sufficient to cover the vessels in the fleet having the greatest maximum liability under OPA.

The United States Coast Guard’s regulations concerning certificates of financial responsibility provide, in accordance with OPA, that claimants may bring suit directly against an insurer or guarantor that furnishes certificates of financial responsibility. In the event that such insurer or guarantor is sued directly, it is prohibited from asserting any contractual defense that it may have had against the responsible party and is limited to asserting those defenses available to the responsible party and the defense that the incident was caused by the willful misconduct of the responsible party. Certain organizations, which had typically provided certificates of financial responsibility under pre-OPA laws, including the major protection and indemnity organizations, have declined to furnish evidence of insurance for vessel owners and operators if they are subject to direct actions or required to waive insurance policy defenses.

The United States Coast Guard’s financial responsibility regulations may also be satisfied by evidence of surety bond, guaranty or by self-insurance. Under the self-insurance provisions, the vessel owner or operator must have a net worth and working capital, measured in assets located in the United States against liabilities located anywhere in the world, that exceeds the applicable amount of financial responsibility.

OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. Some states which have enacted such legislation have not yet issued implementing regulations defining vessels owners’ responsibilities under these laws.

Other environmental initiatives

The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

Although the United States is not a party thereto, many countries have ratified and follow the liability scheme adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage, 1969, as amended, or the CLC, and the Convention for the Establishment of an International Fund for Oil Pollution of 1971, as amended. Under these conventions, a vessel’s registered owner is strictly liable for pollution damage caused on the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Many of the countries that have ratified the CLC have increased the liability limits through a 1992 Protocol to the CLC. The liability limits in the countries that have ratified this Protocol are currently approximately $4 million plus approximately $566 per gross registered ton above 5,000 gross tons, with an approximate maximum of $80.5 million per vessel, with the exact amount tied to a unit of account which varies according to a basket of currencies. The right to limit liability is forfeited under the CLC where the spill is caused by the owner’s actual fault or privity and, under the 1992 Protocol, where the spill is caused by the owner’s intentional or reckless conduct. Vessels trading to contracting states must provide evidence of insurance covering the limited liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CLC.

Security regulation

Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002, or MTSA, came into effect. To implement certain portions of the MTSA, in July 2003, the United States Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea, or SOLAS, created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect on July 1, 2004 and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the recently created International Ship and Port Facilities Security, or ISPS Code. Among the various requirements are:

•	on-board installation of automatic information systems, or AIS, to enhance vessel-to-vessel and vessel-to-shore communications;

•	on-board installation of ship security alert systems;

•	the development of vessel security plans; and

•	compliance with flag state security certification requirements.

The United States Coast Guard regulations, intended to align with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures, provided such vessels have on board, by July 1, 2004, a valid International Ship Security Certificate, or ISSC, that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth or to begin operations by purchasing vessels, in which case we would be subject to the risks inherent in being a start-up business, although it is not our current intention to do so. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

Our relationship with Excel

Our corporate shareholder, Excel Maritime Carriers Ltd., is a shipping company specializing in the worldwide seaborne transportation of dry bulk cargoes. Excel was incorporated under the laws of the Republic of Liberia on November 2, 1988, and its Class A common stock trades on the New York Stock Exchange under the symbol “EXM.”

Excel is a provider of worldwide sea borne transportation services for dry bulk cargo, including, among others, iron ore, coal and grain, collectively referred to as “major bulks,” and steel products, fertilizers, cement, bauxite, sugar and scrap metal, collectively referred to as “minor bulks.”

We were established by Excel because it perceives our company as an attractive investment opportunity for Excel and its stockholders by (1) allowing Excel, as a shareholder of ours, to explore a larger number of opportunities in the shipping industry than would otherwise be available to Excel and in a manner that would not entail substantial changes to its capital structure; and (2) potentially permitting Excel, as a company operating primarily in the dry bulk sector of the shipping industry, to diversify into other sectors of the shipping industry through its investment in our company. Excel has decided to establish, invest in and dedicate resources to us (such as office space, administrative services and a loan in the principal amount of $200,000 in payment of initial transaction expenses) because Excel believes that we will allow Excel to participate in acquisitions in the shipping industry in a non-dilutive and debt-free manner. Although Excel is presented with unsolicited opportunities to acquire vessels on a daily basis (which Excel analyzes to determine market trends in the various sectors of the shipping industry), neither Excel nor any of its affiliates has taken any steps or contacted or been solicited by any potential target businesses with respect to us.

Messrs. Panayotides, Georgakis, Papatrifon and Agadakis are officers of both Excel and the Company. Messrs. Panayotides and Georgakis also serve as members of the board of directors of both Excel and the Company. Under Marshall Islands law, each of these individuals has a fiduciary duty to us, and not to Excel or any of our other shareholders or affiliates, in acting as our officer and/or director. These fiduciary duties include the duty of loyalty, which requires that an officer or director must exercise his or her powers in good faith in the best interests of the corporation he or she serves and not in the director’s or officer’s own interest or in the interest of another person or an organization with which the officer or director is associated. Thus, except for the significant, indirect influence as it may derive from the overlap in our management, being a principal shareholder of the Company or its right of first refusal with respect to target businesses in the dry bulk sector of the shipping industry, Excel is not entitled to any input or influence with respect to the target business we decide to pursue, will not be conducting a search for a potential target business for us, and has not established any criteria to be used by us in connection with such search. Excel has also agreed to provide us with resources, such as office space, utilities and administrative services, for a fee of $7,500 per month, pursuant to the terms of a Services Agreement.

While there is an overlap in our officers and directors and those of Excel, each of the boards of directors has a majority membership of independent directors who govern the affairs of each respective company, without any overlap. Any choice of a target business would be approved by a vote of our board of directors, which would necessarily include the vote of our independent directors who have no affiliation with Excel. For more information, see the section entitled “Certain Transactions—Relationship with Excel.”

We have not identified a target business

As mentioned above, to date, neither we nor Excel has selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates, including Excel, is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with us, nor have we, nor any of our agents of affiliates, including Excel, been approached by any candidates (or representative of any candidates) with respect to a possible business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Neither we nor Excel has established any specific attributes or criteria (financial or otherwise) for prospective target businesses except for those factors described below under “—Selection of a target business and structuring of a business combination.” Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by Excel or us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80% of our net assets (excluding deferred underwriters’ discounts and commissions being held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, ship brokers and other members of the financial or shipping community, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts, articles that may be published in industry trade journals discussing our intent to make acquisitions, and/or direct contact by management to be commenced following the completion of this offering. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in trust. Any finder or broker would only be paid a fee upon the consummation of a business combination.

Excel, our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts after our offering. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. None of our officers, directors or existing shareholders, including Excel, or any affiliates thereof, have had any contact to date with any unaffiliated sources regarding potential target businesses and none of our officers, directors or existing shareholders, including Excel, or any affiliates thereof, have undertaken any affirmative efforts to locate a target business or business combination candidate. In no event will we pay any of our existing officers, directors or shareholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing shareholders will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets (excluding deferred underwriters’ discounts and commissions being held in the trust account) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the shipping industry to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses, except for the factors described below. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors that we deem relevant at such time based on the identity of such target business, the following:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry into the shipping industry;

•	breadth of services offered;

•	degree of current or potential market acceptance of the services;

•	regulatory environment of the shipping industry; and

•	costs associated with effecting the business combination.

Because we do not know in which segment of the shipping industry we will be considering a target business, we have listed the foregoing general factors. These criteria are not intended to be exhaustive. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the listed factors, as well as other considerations deemed relevant by our management in effecting a particular business combination. We have not conducted any research with respect to identifying the number and characteristics of potential acquisition candidates, nor is it possible for us to list the number of market participants that fall within each of the sectors in the shipping sector identified by us, as the shipping industry is generally highly fragmented and, aside from the handful of publicly-traded shipping companies, characterized by a lack of transparency in ownership or corporate structure, the possibility of companies selling pieces or divisions of themselves and new ships that are being built constantly, all of which factors limit our ability to approximate the number of market participants in each sector.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing shareholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriters’ discounts and commissions being held in the trust account) at the time of such acquisition. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to adjust the ratio of cash to stock used as consideration or arrange for third party financing.

The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. The evaluation of a potential holding company acquisition where the assets to be acquired are not in the possession of the target company would be based on established valuation criteria in the shipping industry for ships as well as agreements to acquire ships. This valuation process, which also applies to an operating company that has among its assets one or more agreements to purchase vessels, involves obtaining two or three appraisals from independent ship brokers. These appraisals, in accordance with standard industry practice, are based on a description of the particular vessel (including size, age and type), as well as the appraisers’ review of publicly available maintenance records for vessels that are not new. The value of the purchase agreement reflects the value of the vessel underlying such agreement.

If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if the financial analysis is too complicated for our board of directors to perform on their own), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our shareholders, although copies will be provided to shareholders who request it. If we do obtain the opinion of an investment banking firm, a summary of the opinion will be contained in the proxy statement that will be mailed to shareholders in connection with obtaining approval of the business combination, and the investment banking firm will consent to the inclusion of their report in our proxy statement. In addition, information about how shareholders will be able to obtain a copy of the opinion from us will be contained in the proxy statement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps, two business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of services.

Additionally, since our business combination may entail the simultaneous acquisitions of several entities at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’s management

Although we expect certain of our management, particularly Mr. Panayotides, to remain associated with us following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, it is unlikely that our current management will be able to remain with the combined company after the consummation of a business combination. Thus, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for shareholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law. In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business. If we were to acquire vessels, instead of an operating business, such proxy solicitation materials would include an independent appraisal of such vessels by a reputable sale and purchase ship broker.

In connection with the vote required for our initial business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the private placement in accordance with the majority of the shares of common stock voted by the public shareholders. Our existing shareholders have agreed to vote all the shares of our common stock acquired in the private placement, this offering or in the aftermarket in favor of any transaction that they negotiate and present for approval to our shareholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the holders of the common stock included in the units offered by this prospectus are voted in favor of the business combination and public shareholders owning 30% or more of the shares sold in this offering do not vote against the business combination and exercise their conversion rights.

Conversion rights

At the time we seek shareholder approval of any business combination, we will offer each public shareholder, other than our existing shareholders, the right to have such shareholder’s shares of common stock converted into cash if the shareholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes on such interest, which shall be paid from the trust account and net interest previously released to us from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Our existing shareholders have agreed that if they acquire shares in or after this offering, they will vote such shares in favor of a business combination, meaning that our existing shareholders cannot exercise conversion rights that are exercisable by our public shareholders. The initial per-share conversion price would be approximately $7.93, or $0.07 less than the per-unit offering price of $8.00. There may be a disincentive for public shareholders to exercise their conversion rights due to the fact that the amount available to such shareholders is likely to be less than the purchase price paid for the unit in the offering. An eligible shareholder may request conversion at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to eligible shareholders who elect conversion will be distributed promptly after completion of the business combination. Public shareholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any proposed business combination for which our public shareholders (other than our existing shareholders) owning 30% or more of the shares sold in this offering both vote against a business combination and exercise their conversion rights.

Plan of dissolution and liquidation if no business combination

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our plan of dissolution and liquidation if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 18-month period). The plan of dissolution will provide that we liquidate all of our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of plan of dissolution and liquidation, distribute those assets on a pro rata basis solely to our public shareholders, including Excel with respect to 625,000 of the 1,125,000 shares included in the insider units. As discussed below, the plan of dissolution and liquidation will be subject to shareholder approval.

Upon the approval by our shareholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and, after reserving amounts sufficient to cover our liabilities and obligations and the costs of the plan of dissolution and liquidation, distribute those assets on a pro rata basis solely to our public shareholders, including Excel with respect to 625,000 of the 1,125,000 shares included in the insider units. Our existing shareholders have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to completion of this offering, except as to 625,000 of the 1,125,000 shares included in the insider units, and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. In the event that there are insufficient funds to pay for the costs of our dissolution and liquidation, Excel has agreed to pay our fees and expenses for such purposes in an amount of up to $75,000. Although we believe, based on representations made to us by Excel and our review of the financial statements contained in Excel’s most recent annual report filed on Form 20-F, that Excel is of substantial means, we cannot assure you that Excel will be able to meet its obligations under this agreement or that such fees and expenses will not exceed $75,000, in which case the amount distributed to our public shareholders will be less than $7.93 per share.

To mitigate the risk of the amounts in the trust account being reduced by the claims of creditors:

•

Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses, or other entities, which we refer to as potential contracted parties or a potential contracted party, execute valid and enforceable agreements with us pursuant to which they waive any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that has refused to execute a waiver would be the engagement of a third-party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services similar in talent willing to provide the waiver.

•

If we enter into an agreement with a potential contracted party that refuses to execute a valid and enforceable waiver, then our corporate shareholder, Excel, will be personally liable to cover the potential claims made by such party but only if, and to the extent that, the claims otherwise would reduce the trust account proceeds payable to our public shareholders in the event of a plan of dissolution and liquidation and the claims were made by that party for services rendered or products sold to us.

However, there is no guarantee that vendors, prospective target business or other entities will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. In addition, the indemnification provided by our corporate shareholder is limited to claims by vendors that do not execute such valid and enforceable waivers. Claims by target businesses or other entities and vendors that execute such valid and enforceable agreements would not be indemnified by our corporate shareholder. Based on representations made to us by our corporate shareholder, and based on our review of the financial statements filed by our corporate shareholder in its annual report on Form 20-F, we currently believe that it is of substantial means and capable of funding a shortfall in our trust account to satisfy its foreseeable indemnification obligations, but we have not asked Excel to reserve for such an eventuality. Despite our belief, we cannot assure you Excel will be able to satisfy those obligations. The indemnification obligations may be substantially higher than Excel currently foresees or expects and/or its financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public shareholders. If we are forced to file a bankruptcy case, or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts they might otherwise receive.

As required under Marshall Islands law, we will seek shareholder approval for any plan of dissolution and liquidation. We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner (subject to our agreement to take earlier action as described below):

•

our board of directors will, consistent with its obligations described in our amended and restated articles of incorporation and applicable Marshall Islands law, as of the expiration of 18 months from the consummation of this offering, convene, adopt and recommend to our shareholders a plan of dissolution and liquidation, and on such date, file a proxy statement with the Securities and Exchange Commission seeking shareholder approval for such plan. If no proxy statement seeking the approval of our shareholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our shareholders a plan of dissolution and liquidation, and on such date, file a proxy statement with the Securities and Exchange Commission seeking shareholder approval for such plan;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then we will promptly mail the proxy statement to our shareholders, and approximately 30 days following the mailing of the proxy statement, we will convene a meeting of our shareholders, at which they will either approve or reject our plan of dissolution and liquidation; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following filing of that preliminary proxy statement. We will mail the proxy statement to our shareholders as soon as is practicable following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substituted), and 30 days after the mailing of the proxy statement, we will convene a meeting of our shareholders, at which they will either approve or reject our plan of dissolution and liquidation.

In addition, if we seek approval from our shareholders to consummate a business combination within 90 days of the expiration of 18 months from the consummation of this offering (or 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after this offering and the business combination has not been consummated within such 18-month period), the proxy statement related to such business combination will also seek shareholder approval for our board’s recommended plan of dissolution and liquidation, in the event our shareholders do not approve such business combination.

In the event that we seek shareholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to take all reasonable actions to obtain shareholder approval for our dissolution. Pursuant to the terms of our amended and restated articles of incorporation, our purpose and powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our shareholders, the funds held in our trust account will not be released. Consequently, holders of two-thirds of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Our existing shareholders have agreed to vote all the shares of common stock held by them in favor of the dissolution. We cannot assure you that our shareholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot give you assurances of a specific time frame for our plan of dissolution and liquidation.

We expect that our total costs and expenses associated with implementing and completing our shareholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses related to filing our dissolution in the Republic of the Marshall Islands and winding up our company and the costs of a proxy statement and meeting relating to the approval by our shareholders of our plan of dissolution and liquidation. In the event that there are insufficient funds to pay for the costs of our dissolution and liquidation, Excel has agreed to pay our fees and expenses for such purposes in an amount of up to $75,000. Although we believe, based on representations made to us by Excel and our review of the financial statements contained in Excel’s most recent annual report filed on Form 20-F, that Excel is of substantial means, we cannot assure you that Excel will be able to meet its obligations under this agreement or that such fees and expenses will not exceed $75,000, in which case the amount distributed to our public shareholders will be less than $7.93 per share.

Under the Business Corporations Act of the Republic of the Marshall Islands, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 106 of the Business Corporation Act of the Republic of the Marshall Islands, which is intended to ensure that it makes reasonable provision for all claims against us, including a minimum six-month notice period during which any third-party claims can be brought against us, any liability of a shareholder with respect to a liquidating distribution is limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder would be barred after the expiration of the period specified in the notice. However, it is our intention to make liquidating distributions to our public shareholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our public shareholders will likely extend beyond the third anniversary of such dissolution. As described above, we intend to have all vendors and prospective target businesses execute valid and enforceable agreements with us pursuant to which they waive any right, title, interest, or claim of any kind in or to any monies held in the trust account. As a result, we believe the claims that could be made against us are significantly reduced and the likelihood that any claim that would result in any liability extending to the trust is limited.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors, which may limit our ability to compete in acquiring certain sizable target businesses. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert shares of common stock held by our public shareholders into cash in certain instances may reduce the resources available to effect a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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the requirement to acquire either one or more entities with purchase agreements for one or more vessels or an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical property. Our headquarters are located at 17th Km National Road Athens-Lamia & Finikos Street, 145 64 Nea Kifisia, Athens, Greece. The cost of this space is included in the monthly fee of $7,500 that Excel Maritime Carriers Ltd. will charge us for general and administrative service pursuant to a letter agreement between us and Excel. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

We have five officers, two of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic reporting and financial information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide shareholders with the foregoing financial information as part of the proxy solicitation materials sent to shareholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the Securities and Exchange Commission assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$149,100,000 of the proceeds of this offering and the private placement and $4,500,000 in deferred underwriting discounts and commissions, will be deposited into a trust account at JPMorgan Chase Bank maintained by Continental Stock Transfer & Trust Company.	$125,550,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $153,600,000 held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or money market funds meeting certain criteria.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts of $4,500,000) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 6-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a Report on Form 6-K, which includes an audited balance sheet reflecting	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 6-K. For more information, see the section entitled “Description of Securities—Units.”

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our shareholders the opportunity to vote on the business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information required by the SEC. A shareholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds. If a majority of the shares of common stock voted by the public shareholders are not voted in favor of a proposed initial business combination but 18 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 18 month period (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
to which a combination is not yet complete) we have not obtained shareholder approval for an alternate initial business combination, we will liquidate and distribute the proceeds of the trust account, including accrued interest net of income taxes on such interest, after distribution to us of interest income on the trust account balance as described in this prospectus.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period. If a business combination does not occur within these time frames, pursuant to our amended and restated articles of incorporation, our purpose and powers will be limited to dissolving, liquidating and winding up.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	Except with respect to interest income, net of income taxes on such interest, of up to $2,000,000 on the balance in the trust account released to us to fund working capital requirements, proceeds held in the trust account will not be released until the earlier of the completion of a business combination or as part of any plan of dissolution and liquidation of our company approved by our shareholders upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Interest earned on the trust account	Interest earned on the trust account may be released to us for the purposes of (i) paying taxes on interest earned and (ii) funding our working capital requirements up to $2,000,000.	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the shareholders and would not be released until the earlier of the completion of a business

	Terms of Our Offering	Terms Under a Rule 419 Offering
combination or the failure to effect a business combination within the allotted time.

Return of funds from trust account if no business combination	While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public shareholders as promptly as practicable pursuant to our shareholder approved plan of dissolution and liquidation, the actual time at which our public stockholders receive their funds will be longer than the five business days under a Rule 419 offering.	In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

Amended and Restated Articles of Incorporation

Our amended and restated articles of incorporation requires that we obtain the unanimous consent of our shareholders to amend certain provisions of our amended and restated articles of incorporation. However, the validity of the unanimous consent provisions under Marshall Islands law, which follows Delaware law, has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the shareholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the restated articles would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our shareholders. However, we view the provisions regarding dissolution and liquidation as obligations to our shareholders, and we will not take any action to waive or amend any of these provisions.

MANAGEMENT

Directors and executive officers

Our current directors and executive officers, each of whose business address is c/o Oceanaut, Inc., 17th Km National Road Athens-Lamia & Finikos Street, 145-64 Nea Kifisia, Athens, Greece, except as noted below, are as follows:

Name	Age	Position
Gabriel Panayotides	52	Chairman and Director
Christopher J. Georgakis	42	Chief Executive Officer, President and Director
Eleftherios (Lefteris) A. Papatrifon	36	Chief Financial Officer and Treasurer
George Agadakis	53	Chief Operating Officer and Secretary
Ismini Panayotides	24	Vice President—Project Development
Jesper Jarlbaek	50	Director
Kevin G. Oates	45	Director
Yannis Tsamourgelis	46	Director

Gabriel Panayotides has served as our Chairman of the Board since our inception. Mr. Panayotides has been the Chairman of the Board and a Director of Excel Maritime Carriers Ltd. since 1998. Mr. Panayotides has participated in the ownership and management of ocean going vessels since 1978. He is also a member of the Greek Committee of Bureau Veritas, an international classification society. Mr. Panayotides is also a member of the Board of Directors of D/S Torm, a shipping company based in Denmark. He holds a Bachelors degree from the Piraeus University of Economics.

Christopher J. Georgakis has served as our President and Chief Executive Officer and member of our board of directors since our inception. Mr. Georgakis has been the President and Chief Executive Officer and a Director of Excel Maritime Carriers Ltd. since November 1, 2004. Mr. Georgakis has two decades of shipping experience, with a concentration in dry bulk shipping, and joined Excel in November 2004 following six years with privately owned, London-based Sea Challenger Maritime Ltd., a subsidiary of Belmont Shipping Ltd, where he was Managing Partner, since 1998. Mr. Georgakis holds an undergraduate degree (BSc) in Business Administration, magna cum laude, from United States International University.

Eleftherios (Lefteris) A. Papatrifon has served as our Chief Financial Officer and Treasurer since our inception. Mr. Papatrifon has been the Chief Financial Officer of Excel Maritime Carriers Ltd. since January 1, 2005. Mr. Papatrifon has 15 years of experience in Corporate Finance and Asset Management. From February 2002 to December 2004, Mr. Papatrifon was the head of the investment banking division at Geniki Bank of Greece, a subsidiary of Société Générale. From July 2000 to February 2002, Mr. Papatrifon was the Head of Asset Management at National Securities, S.A., in Greece. From June 1995 to September 1998, Mr. Papatrifon held various asset management positions at The Prudential Insurance Company of America. Mr. Papatrifon holds undergraduate (BBA) and graduate (MBA) degrees from Baruch College (CUNY). He is also a member of the CFA Institute and a CFA charterholder.

George Agadakis has served as our Chief Operating Officer and Secretary since our inception. Mr. Agadakis has been the Chief Operating Officer, Vice President and a Director of Excel Maritime Carriers Ltd. since January 2001. He is also the Shipping Director of Maryville Maritime Inc., a wholly-owned subsidiary of Excel that provides technical and commercial ship management services to Excel, and was General Manager of Maryville from January 1992 to January 2001. From 1983 to 1992 he served as Insurance and Claims Manager for Maryville. He has held positions as Insurance and Claims Manager and as a consultant with three other shipping companies since 1976. He holds diplomas in shipping and Marine Insurance from the Business Centre of Athens (1973), the London School of Foreign Trade Ltd. (1975) and the London Chamber of Commerce (1975).

Ismini Panayotides has served as our Vice President—Project Development since our inception. Ms. Panayotides has been Vice President of Business Development at Excel Maritime Carrier Ltd. Since March 2006. She completed her studies in 2005, and has been working intermittently with her undergraduate and graduate studies in the chartering and operations departments of Excel Maritime Carriers Ltd. as well as in the management of Maryville Maritime Inc., a wholly-owned subsidiary of Excel, since 1999. Ms. Panayotides holds an undergraduate (BA) degree from the School of Management, Boston University (2004), and a Master of Science (MS) in Shipping Trade and Finance from City University, Cass Business School, in London (2005).

Jesper Jarlbaek has been a member of our board of directors since our inception. Since February 2006, Mr. Jarlbaek has been engaged in investing in and participating at the board level in several start-up companies. From February 2002 to February 2006, Mr. Jarlbaek was Managing Partner-Advisory and a member of the four-executive team managing Deloitte & Touche’s office in Denmark, where it is the largest professional services firm. As Managing Partner-Advisory, Mr. Jarlbaek was responsible for all advisory activities of the firm, namely, Corporate Finance, Management Consultancy, Tax Advisory and Business Process Outsourcing. Prior to 2002, Mr. Jarlbaek served with Arthur Andersen for 28 years, culminating his career there as Country Managing Partner-Denmark. While at Arthur Andersen, Mr. Jarlbaek was also appointed Nordic Managing Partner for the Audit and Business Advisory practice. Mr. Jarlbaek qualified as State Authorized Public Accountant in 1981 and holds an undergraduate degree (BS) from Copenhagen Business School (1978). Mr. Jarlbaek’s business address is Hambris Alle 30, 2900 Hellerup, Denmark.

Kevin G. Oates has been a member of our board of directors since our inception. Since 1999, Mr. Oates has been director of his own company, Teviot Consultancy Inc., which provides financial advisory and consulting services to shipowners involving capital raising, debt financing and business growth transactions. Mr. Oates is also the Greek director of Marine Money International, which involves arranging ship finance conference in Athens, Istanbul and Dubai. Between 1990 and 1999, Mr. Oates worked in the shipping departments of Banque Franco-Hellenique, ANZ Grindlays, Royal Bank of Scotland and Den Norske Bank. Mr. Oates holds a graduate degree (MA) from St. Andrews University in Scotland and a Masters in Business Administration (MBA) from Edinburgh University in Scotland (1990). Mr. Oates’s business address is c/o Teviot Consultancy Inc., 20 Bouboulinas Street, 4th Floor, Piraeus 185 35, Greece.

Yannis Tsamourgelis has been a member of our board of directors since June 13, 2006. Mr. Tsamourgelis is currently a professor in the Shipping Trade and Transport Department of the University of Aegean, Greece and was, from March 2004 until June 2006, a Manager of the National Bank of Greece. From February 2002 until March 2004, he was the General Manager of General Bank, where he was President of the subsidiaries of General Bank that dealt with leasing, credit cards, securities and AIS (advanced information systems). From September 1999 to February 2002, he was the Managing Director of National Securities, a subsidiary of the National Bank of Greece. Prior to that, he held various positions within the National Bank of Greece. Mr. Tsamourgelis holds an undergraduate degree from the Athens University (1986), a graduate degree from Birkbeck College of the London University (1987) and a doctorate degree in economics from Oxford University (1990). Mr. Tsamourgelis’s business address is 3 Tyanon Street, N. Philadelphia, Athens, Greece.

Number and terms of directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Yannis Tsamourgelis, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Kevin G. Oates and Jesper Jarlbaek, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Gabriel Panayotides and Christopher Georgakis, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Ismini Panayotides, our Vice President—Project Development, is the daughter of our Chairman, Gabriel Panayotides. No other family relationships exist among any of our executive officers and directors.

Director independence

Our board of directors has determined that Messrs. Jarlbaek, Oates and Tsamourgelis are “independent directors” as defined in the American Stock Exchange listing standards and Rule 10A-3 of the Exchange Act. Although the decision of whether our independent directors will remain with us after the business combination is reserved for each such director, we will always seek to have a board of directors composed of a majority of independent directors.

Board committees

On completion of this offering, our board of directors will have an audit committee and a nominating committee. Our board of directors has adopted a charter for the audit committee as well as a code of conduct and ethics that governs the conduct of our directors and officers.

Audit committee

Upon completion of this offering, our audit committee will consist of Messrs. Jarlbaek (Chairman) and Oates and Tsamourgelis. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. Jarlbaek qualifies as an “audit committee financial expert,” as such term is defined by Securities and Exchange Commission rules.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

In addition, the audit committee will review and approve all expense reimbursements made to our officers or directors. Any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating committee

On completion of this offering, we will establish a nominating committee of the board of directors, which will consist of Mr. Oates, as chairman, and Messrs. Jarlbaek and Tsamourgelis, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Code of conduct and ethics

We have adopted a code of conduct and ethics applicable to our directors and officers in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we have agreed, as a condition to our listing on the American Stock Exchange, that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules under the Exchange Act with respect to the furnishing and content of our proxy statement related to the business combination. We have also agreed, as a condition to our listing on the American Stock Exchange, that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for current reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations.

Executive compensation

No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates. Nor will any of existing shareholders, officers, directors or any of their respective affiliates receive any cash compensation for services rendered prior to or in connection with a business combination, except that our independent directors will be entitled to receive $75,000 in cash per year, accruing pro rata from the start of their service on our board of directors and payable only upon the successful completion of a business combination. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

It is currently expected that all of our officers will resign after the consummation of our initial business combination, given their pre-existing obligations to Excel, while Gabriel Panayotides, our Chairman, and our independent directors may be retained by us following the business combination as directors or in consulting roles. In the event that we become a “start-up” business in the dry cargo sector of the shipping industry, which we do not currently expect to be the case, and we are unable to hire new management in a timely manner, our current officers have agreed to continue to serve us, without compensation, until such time as suitable management is hired. However, our Chairman or any of our independent directors may continue to serve on our board of directors after the consummation of our initial business combination. In that event, such individuals may be paid consulting or other fees from the target business as a result of the business combination, with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to the shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Form 6-K.

Conflicts of interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including those related to Excel.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and executive officers” and later in this section.

•

Our officers and directors may, in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Since our corporate shareholder owns shares of our common stock which will be released from escrow (or from a lock-up in the case of the insider units purchased in the private placement) only if a business combination is successfully completed and owns warrants which will expire worthless if a business combination is not consummated, and upon the successful completion of a business combination, may earn substantial fees pursuant to arrangements with Excel for the provision of technical and/or commercial ship management services, our board, certain of whose members are also members of the board of our corporate shareholder, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of our corporate shareholder may influence its motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of its stock.

•

Upon consummation of the private placement and our offering, Excel will own 18.9% of our common stock and may have an interest in preserving its significant investment in us. Excel’s significant ownership interest may dissuade potential acquirers from seeking control of us after we complete our initial business combination and buying our common stock at a price that our shareholders may deem beneficial. Although any such acquisition by a potential acquirer would be subject to the approval of our board of directors, which would include the vote of our disinterested directors, and the approval of the holders of at least two-thirds of our issued and outstanding stock, we cannot assure you that these measures would be sufficient to prevent Excel from influencing any such vote with its significant ownership position and thereby making it more difficult for a third party to acquire a majority of our outstanding voting stock or obtaining the requisite votes necessary to approve any such acquisition.

•

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•

Because each of our independent directors will be entitled to receive $75,000 in cash per year for their board service, accruing pro rata from the start of their service on our board of directors and payable only upon the successful completion of a business combination, the financial interest of our independent directors could influence their motivation in selecting a target business. Thus, the financial interests of our independent directors may influence their motivation when determining whether a particular business combination is in our shareholders’ best interest and securing payment of their annual fee.

•

Because it is possible that our Chairman and one or more of our independent directors may continue to serve on our board of directors after the consummation of our initial business combination, and such individuals may be paid fees for their services, the financial interest of such individuals may influence their motivation when determining whether a particular business combination is in our shareholders’ best interest and securing payment of such fees.

•

Since certain of our officers and directors beneficially own shares of our common stock which will be released from escrow (or, in the case of the insider units, insider warrants and founding warrants, released from contractual restrictions limiting their transferability until after a business combination) only in certain limited situations and are purchasing units in the private placement as to which they are waiving their conversion rights (with respect to all of the shares underlying the insider units) and liquidation rights (with respect to only 500,000 shares of the 1,125,000 shares included in the insider units), certain of our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, certain of our directors may continue with us as members of our board of directors as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. Three of our officers (Messrs. Georgakis, Agadakis and Papatrifon) and two of our directors (Messrs. Georgakis and Panayotides) are officers of, and have fiduciary obligations to, Excel, our corporate shareholder, and related entities on whose board of directors they may sit. In addition to Excel, Mr. Panayotides has obligations to D/S Torm as a director thereof; Mr. Oates is a Greek director of Marine Money International; and Mr. Tsamourgelis owes fiduciary obligations to Sanyo Hellas S.A. as a director thereof. Finally, Mr. Jarlbaek owes additional fiduciary duties to each of the following entities of which he is a director: Earlbrook Holdings Ltd. A/S, SCSK 2272 ApS and Jaws A/S (personally owned companies used to manage personal investments); T.P. Audit A/S and EUM Holding ApS (companies established by third parties for investment management); Groupcare A/S (a holding company of a group of Danish IT companies); Bakmann Holding A/S (Danish holding company that provides debt collection management services for large corporations and outsourcing of financial functions on an advisory basis); SiteImprove A/S (a Danish IT company); Scan.Jour A/S (a Danish IT company); Southern Trident Pty. Ltd. and Southern Trident West Africa Ltd. (South Africa-based manufacturer and marketer of water pasteurization units); Scan-Vision Ltd. (presently inactive); Nordic Brand Capital Management A/S (a start-up company managing a private equity fund targeting specific Nordic fashion labels); Julie Sandlau China ApS (a company that holds marketing rights to jewelry in certain regions); Laigaard & Partners A/S (a Danish executive search firm); TK Development A/S (a property development company with a focus in Scandinavia and Eastern Europe). None of our independent directors owes fiduciary obligations to other shipping companies and, in order to minimize potential conflicts of interest, our directors and officers have agreed, until the earlier of the closing of our initial business combination or our liquidation, that they will not become affiliated as an officer, director or shareholder of a blank check or blind pool company operating in or intending to acquire a business in the shipping industry.

In addition, Excel has a significant ownership interest in us. Excel has decided to establish, invest in and dedicate resources to us because Excel believes that we will allow Excel to participate in acquisitions in the shipping industry in a non-dilutive and debt-free manner. Excel is a provider of worldwide sea borne transportation services for dry bulk cargo. Excel has advised us that it perceives us as an attractive investment opportunity for Excel and its shareholders by (1) allowing Excel, as a shareholder of ours, to explore a larger number of opportunities in the shipping industry than would otherwise be available to Excel; and (2) permitting Excel, as a company operating primarily in the dry bulk sector of the shipping industry, to diversify into other sectors of the shipping industry through its investment in our company.

As a result of Excel’s significant ownership stake in us and our common management, there are certain potential conflicts of interest, including potential competition as to acquisition targets and, after an acquisition has been consummated, potential competition and business relationships with each other.

Excel has agreed, for the period commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, that it will not form, invest in or become affiliated with a blank check or blind pool company operating in or intended to acquire a business in the shipping industry. In addition, and in light of the overlap between Excel and us in terms of possible acquisitions, we have entered into a business opportunity right of first refusal agreement which provides that, commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination, or our liquidation, we and Excel will share business opportunities in the shipping industry as follows:

•	We will have the first opportunity to consider any business opportunities outside of the dry bulk sector.

•	Excel will have the first opportunity to consider any business opportunities within the dry bulk sector.

•	Decisions by us to release Excel to pursue any specific business opportunity outside of the dry bulk sector will be made by a majority of our independent (i.e., disinterested) directors.

We are permitted to, and will, consider suitable opportunities both within and outside the dry bulk sector of the shipping industry. Although we have entered into the business opportunity right of first refusal agreement, we have done so primarily to (i) provide greater certainty to the process by which we manage any potential conflicts of interest and (ii) provide each of our and Excel’s management with guidelines to permit each of them to fully and properly discharge their respective duties to each of us and Excel, where implicated. Excel has advised us that, if we identify and seek to pursue a potential business combination in the dry bulk sector of the shipping industry in the near term, Excel would most likely waive its right with respect to such specific transaction in light of the fact that part of Excel’s original reason for investing in us is to avoid the need to finance such transactions directly by incurring debt or issuing new equity securities itself. However, facts and circumstances may change, and Excel is not precluded from pursuing acquisition opportunities in the dry bulk sector, nor is it obligated to provide us with a waiver. Accordingly, there can be no assurance that Excel, despite its advice as to its current intention, will provide a waiver if we seek one. We note, however, that Excel has significant capital at risk if we do not consummate a business combination.

As set forth above, we will have the ability to acquire a company or assets that are in competition with and operate in the same business as Excel. In such case, there may be additional conflicts of interest between Excel and us, including direct head to head competition for chartering opportunities, to acquire additional vessels and otherwise. To mitigate such risks, we plan to add independent management or replace our existing management with independent management if our acquisitions are such as to lead to substantial direct competition between us. If we acquire an operating business, there is some likelihood that some or all of the management of such business might join our management after the business combination; however, there can be no assurance as to whom the management team would be or as to their qualifications.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and Excel, have agreed to vote their respective shares of common stock which were owned prior to this offering and the private placement in accordance with the vote of the public shareholders owning a majority of the shares of our common stock sold in this offering and to vote any shares they acquire in the private placement, in this offering or in the aftermarket in favor of any business combination they negotiate and present to the shareholders. In addition, our corporate shareholder, Excel, has agreed to waive its rights to participate in any liquidation occurring upon our failure to consummate a business combination with respect to 500,000 of the 1,125,000 shares included in the insider units purchased in the private placement to occur no less than one business day prior to the closing of this offering, but Excel will receive liquidation distributions with respect to the remaining 625,000 shares included in the insider units in the same amounts as our public shareholders. Excel has also agreed to vote for any plan of dissolution and liquidation submitted to our shareholders.

None of our independent directors owns shares of our common stock. Each independent director will receive $75,000 in cash per year, accruing pro rata from the start of his service on our board of directors and payable only upon the successful completion of a business combination. They will also receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, but such expenses will be subject to the review and approval of the audit committee, and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2007, and as adjusted to reflect the sale of our common stock included in the units sold in the private placement and offered by this prospectus (assuming no purchase of units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership(2)		Before Offering and Private Placement	After Offering and Private Placement
Excel Maritime Carriers Ltd.(3)	3,515,625	(4)	75.0%	18.9%
Gabriel Panayotides	351,562	(5)	7.5%	1.4%
Christopher Georgakis	234,375	(5)	5.0%	1.0%
Eleftherios (Lefteris) A. Papatrifon	234,375	(5)	5.0%	1.0%
George Agadakis	234,375	(5)	5.0%	1.0%
Ismini Panayotides	117,188	(5)	2.5%	*
Jesper Jarlback	0		0	*
Kevin G. Oates	0		0	*
Yannis Tsamourgelis	0		0	*

All directors and executive officers as a group (8 individuals)	1,171,875	(5)	25.0%	4.8%

*	less than one (1%) percent.
(1)

Unless otherwise indicated, the business address of each of the individuals is c/o Excel Maritime Carriers Ltd., 17th Km National Road Athens-Lamia & Finikos Street, 145 64 Nea Kifisia, Athens, Greece.

(2)	Pursuant to the rules established under the Securities Exchange Act of 1934, as amended, the foregoing parties may be deemed to be a “group,” as defined in Section 13(d) of such Act, by virtue of their affiliation with Excel Maritime Carriers Ltd.
(3)	5,022,620 (or 25.6%) of A Class common shares are owned by Argon S.A. and 55,676 (or 48.44%) of B Class common shares are owned by Boston Industries S.A. Argon S.A. is holding the A class common shares pursuant to a trust in favor of Sterling Trading Co., a corporation whose sole shareholder is Ms. Ismini Panayotides, our Vice President-Project Development. Ms. Panayotides has no power of voting or disposition over these shares and disclaims beneficial ownership of these shares. Boston Industries S.A. is controlled by Mrs. Mary Panayotides, the spouse of our Chairman. Mr. Panayotides has no power of voting or disposition over these shares and disclaims beneficial ownership of these shares.
(4)	These amounts do not include the shares of common stock underlying founding warrants, the insider warrants or the warrants included in the insider units.
(5)	These amounts do not include the shares of common stock underlying the founding warrants.

Upon consummation of our offering and the private placement, our existing shareholders (including our corporate shareholder, its affiliates and all of our officers and directors) will collectively own approximately 23.7% of our issued and outstanding shares of common stock (assuming Excel’s purchase of 1,125,000 insider units in the private placement) which could permit them to effectively influence the outcome of all matters requiring approval by our shareholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

All of the shares of our common stock outstanding prior to the date of this offering and the private placement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	the expiration of one year after a business combination is completed;

•	our liquidation; or

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except, in the case of natural persons, to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our shareholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing shareholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus, except with respect to 625,000 of the 1,125,000 shares of common of stock underlying the insider units to be purchased by Excel.

Excel, Ms. Panayotides and Messrs. Panayotides, Georgakis, Papatrifon and Agadakis are our “promoters” and Excel is our “parent,” as these terms are defined under U.S. Federal securities laws.

CERTAIN TRANSACTIONS

On May 3, 2006, we issued an aggregate of 4,687,500 shares of our common stock and founding warrants to purchase an aggregate of 3,000,000 shares of common stock to the individuals and entity set forth below for an aggregate of $25,000 in cash, at a purchase price of $0.005333 per share, as follows:

Name	Number of Shares	Number of Founding Warrants	Relationship to Us
Gabriel Panayotides	351,562	225,000	Chairman of the Board and Director
Christopher Georgakis	234,375	150,000	Chief Executive Officer, President and Director
Eleftherios (Lefteris) A. Papatrifon	234,375	150,000	Chief Financial Officer and Treasurer
George Agadakis	234,375	150,000	Chief Operating Officer and Secretary
Ismini Panayotides	117,188	75,000	Vice President—Project Development
Excel Maritime Carriers Ltd.	3,515,625	2,250,000	Parent

Total	4,687,500	3,000,000

Excel Maritime Carriers Ltd. (NYSE: EXM), our parent and corporate shareholder, has agreed to purchase from us, in a private placement that will occur no less than one business day prior to the closing of this offering, an aggregate of 1,125,000 insider units, at $8.00 per unit, each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock at a per-share exercise price of $6.00. Additionally, as part of the private placement, Excel has agreed to purchase 2,000,000 warrants at $1.00 per warrant, to purchase an aggregate of 2,000,000 shares of our common stock at a per-share exercise price of $6.00. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the pro rata liquidating distribution to our public shareholders (and Excel with respect to 625,000 of the 1,125,000 shares of common stock included in the insider units). Excel has waived its right to receive distributions upon our liquidation with respect to 500,000 of the 1,125,000 shares of common stock included in the insider units, but Excel will receive liquidation distributions with respect to the remaining 625,000 shares included in the insider units. The insider units and insider warrants purchased in the private placement will not be transferable or salable by Excel, except to another entity controlled by Excel, which will be subject to the same transfer restrictions.

The holders of our 4,687,500 issued and outstanding shares of common stock on the date of this prospectus, the founding warrants and the 3,000,000 shares of common stock underlying the founding warrants, the insider warrants and the 2,000,000 shares of common stock underlying the insider warrants and the securities included in the 1,125,000 insider units will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these shares and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from escrow or, in the case of the founding warrants and the underlying common stock, after such founding warrants become exercisable by their terms and in the case of the securities underlying the insider units, after the completion of our initial business combination. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering and the private placement, except with respect to 625,000 of the 1,125,000 shares included in the insider units and any shares of common stock acquired in connection with or following this offering, which liquidating distributions will be in the same amounts made to our public shareholders. In connection with the vote required for our initial business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the private placement in accordance with the majority of the shares of common stock voted by the public shareholders. Excel has agreed to vote all the shares of our common stock acquired in the private placement, this offering or in the aftermarket in favor of any transaction that our officers and directors negotiate and present for approval to our shareholders. As a result, our existing shareholders will not have any of the conversion rights attributable to their shares.

Excel has loaned to us a total of $200,000 for the payment of offering expenses. This loan, including principal and simple interest accruing thereon at 4% per annum, will be payable on the earlier of May 9, 2007 or the consummation of this offering. The principal of this loan will be repaid out of the proceeds used to pay the offering expenses and the interest will be paid out of the proceeds of the offering not held in trust.

We will reimburse our officers, directors and existing shareholders for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us. We have agreed with the underwriters that our audit committee will review and approve all expense reimbursements made to our officers, directors or existing shareholders and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and the general and administrative services arrangement with Excel, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing shareholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination, except that our independent directors will receive $75,000 in cash per year, pro rata from the start of their service on our board of directors, and payable only upon the successful consummation of a business combination, as compensation for services rendered prior to or in connection with a business combination.

Relationship with Excel

Excel Maritime Carriers Ltd. is a shipping company specializing in the worldwide seaborne transportation of dry bulk cargoes. Excel was incorporated under the laws of the Republic of Liberia on November 2, 1988, and its Class A common stock trades on the New York Stock Exchange under the symbol “EXM.”

Excel is a provider of worldwide sea borne transportation services for dry bulk cargo, including, among others, iron ore, coal and grain, collectively referred to as “major bulks,” and steel products, fertilizers, cement, bauxite, sugar and scrap metal, collectively referred to as “minor bulks.”

We were established by Excel because it perceives our company as an attractive investment opportunity for Excel and its stockholders by (1) allowing Excel, as a shareholder of ours, to explore a larger number of opportunities in the shipping industry than would otherwise be available to Excel and in a manner that would not entail substantial changes to its capital structure; and (2) potentially permitting Excel, as a company operating primarily in the dry bulk sector of the shipping industry, to diversify into other sectors of the shipping industry through its investment in our company. Excel has decided to establish, invest in and dedicate resources (such as office space, administrative services and a loan in the principal amount of $200,000 in payment of initial transaction expenses) to us because Excel believes that we will allow Excel to participate in acquisitions in the shipping industry in a non-dilutive and debt-free manner.

Although Excel is presented with unsolicited opportunities to acquire vessels on a daily basis, we do not intend to consider any of these vessels for our initial business combination after our offering. We have not decided in which sector of the shipping industry we will consummate our initial business combination, and sales and purchases of individual vessels occur so quickly that any vessel that could have been considered by us would not be available for sale after our offering. However, we may use information concerning individual vessels or fleets of vessels, as a result of our activities with Excel prior to the completion of our offering as a guide to market trends in the various sectors of the shipping industry and, in particular, to assess proper market timing (given the highly cyclical nature of the shipping industry). Neither Excel nor its affiliates has taken any steps or contacted or been solicited by any potential target business with respect to us.

Messrs. Panayotides, Georgakis, Papatrifon and Agadakis are officers of both Excel and the Company. Messrs. Panayotides and Georgakis also serve as members of the board of directors of both Excel and the Company. Under Marshall Islands law, each of these individuals has a fiduciary duty to us, and not to Excel or any of our other shareholders or affiliates, in acting as our officer and/or director. These fiduciary duties include the duty of loyalty, which requires that an officer or director must exercise his or her powers in good faith in the best interests of the corporation he or she serves and not in the director’s or officer’s own interest or in the interest of another person or an organization with which the officer or director is associated. Thus, except for the significant indirect influence as it may derive from the overlap in our management, being a principal shareholder of the Company or its right of first refusal with respect to target businesses in the dry bulk sector of the shipping industry, Excel is not entitled to any input or influence with respect to the target business we decide to pursue, will not be conducting a search for a potential target business for us, and has not established any criteria to be used by us in connection with such search. Excel has also agreed to provide us with resources, such as office space, utilities and administrative services, for a fee of $7,500 per month, pursuant to the terms of a Services Agreement.

While there is an overlap in our officers and directors and those of Excel, each of the boards of directors has a majority membership of independent directors who govern the affairs of each respective company, without any overlap. Any choice of a target business would be approved by a vote of our board of directors, which would necessarily include the vote of our independent directors who have no affiliation with Excel.

Investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including those related to Excel.

•

In the course of their business activities for Excel, our common officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as to Excel. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For this reason, we have entered into a business opportunity right of first refusal agreement with Excel, the terms of which are discussed further below.

•

Since Excel owns shares of our common stock which will be released from escrow (or from transfer restrictions under a lock-up agreement in the case of the insider units purchased in the private placement) only if a business combination is successfully completed and owns warrants which will expire worthless if a business combination is not consummated, and upon the successful completion of a business combination, may earn substantial fees pursuant to arrangements with Excel for the provision of technical and/or commercial ship management services, our board may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of Excel may influence the motivation of our common officers and directors in identifying and selecting a target acquisition, timely completing a business combination and securing the release of Excel’s stock.

•

Approximately $6,312,500 of Excel’s investment in us will be lost if we do not consummate a business combination. This amount is comprised of a loan made to us and consideration paid for the founding shares and founding warrants, insider units (500,000 of which do not have liquidation rights) and insider warrants. These amounts are in addition to (i) a maximum of $75,000 in fees and expenses for our dissolution and liquidation, which Excel has agreed to pay in the event we do not have sufficient funds outside of the trust account to pay for such expenses, and (ii) claims made against the trust account by creditors who have not executed waivers of claims.

•

Upon consummation of the private placement and our offering, Excel will own 18.9% of our common stock, which significant ownership interest may dissuade potential acquirers from seeking control of us after we complete our initial business combination and buying our common stock at a price that our shareholders may deem beneficial.

Excel has agreed, for the period commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, that it will not form, invest in or become affiliated with a blank check or blind pool company operating in or intended to acquire a business in the shipping industry.

In addition, because of the overlap between Excel and us in terms of possible acquisitions, we have entered into a business opportunity right of first refusal agreement which provides that, commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination, or our liquidation, we and Excel will share business opportunities in the shipping industry as follows:

•	We will have the first opportunity to consider any business opportunities outside of the dry bulk sector.

•	Excel will have the first opportunity to consider any business opportunities within the dry bulk sector.

Decisions by us to release Excel to pursue any specific business opportunity outside of the dry bulk sector will be made by a majority of our independent (i.e., disinterested) directors.

We are permitted to, and will, consider suitable opportunities both within and outside the dry bulk sector of the shipping industry. Although we have entered into the business opportunity right of first refusal agreement, we have done so primarily to (i) provide greater certainty to the process by which we manage any potential conflicts of interest and (ii) provide each of our and Excel’s management with guidelines to permit each of them to fully and properly discharge their respective duties to each of us and Excel, where implicated. Excel has advised us that, if we identify and seek to pursue a potential business combination in the dry bulk sector of the shipping industry in the near term, Excel would most likely waive its right with respect to such specific transaction in light of the fact that part of Excel’s original reason for investing in us is to avoid the need to finance such transactions directly by incurring debt or issuing new equity securities itself. However, facts and circumstances may change, and Excel is not precluded from pursuing acquisition opportunities in the dry bulk sector, nor is it obligated to provide us with a waiver. Accordingly, there can be no assurance that Excel, despite its advice as to its current intention, will provide a waiver if we seek one. We note, however, that Excel has significant capital at risk if we do not consummate a business combination.

We have agreed not to enter into our initial business combination with either Excel or any of its affiliates. In addition, Excel has advised us that it is not part of its business strategy or its current intention to acquire us. However, Excel could propose to do so in the future, at any time after we consummate a business combination. If Excel does propose to acquire us, the independent members of our board of directors not affiliated with Excel would be asked to consider and respond to such proposal, negotiate with Excel on our behalf and take such other steps in connection with any such proposal as they deem advisable, including retaining independent advisors. Under Marshall Islands law, we would also be required to obtain the approval of the holders of at least two-thirds of our issued and outstanding common stock.

In the event we consummate our initial business combination in the dry cargo sector of the shipping industry, we may (subject to the limitations described in the following paragraph) use Excel’s commercial and/or technical ship management services or engage in other activities with Excel, as we would with others in the shipping community, including chartering each other’s vessels. This, however, will not be a dispositive factor in determining the target business with which we may consummate a business combination. Given Excel’s desire to use us as a vehicle to expand and diversify its participation in the shipping industry without dilutive effect to its stockholders or by incurring debt and the fact that, given the limitations described below, Excel will not be able to determine prior to the business combination whether it will provide us with commercial and/or ship management services or on what terms.

Further, all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including Excel, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions will require prior approval, in each instance, by a unanimous vote of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties. We will not enter into a transaction with an affiliated party unless the terms of such transaction are no less favorable to us than would exist between us and an unaffiliated third party in an arm’s length transaction. In particular, we will not retain Excel to provide us with commercial and/or ship management services unless we first obtain at least two bona fide bids from unaffiliated entities to provide such services and Excel provides such services on terms at least as favorable to us as those offered by the unaffiliated entities. Although we do not expect this to be a significant factor in determining which target business is selected, primarily because revenues from the provision of technical and commercial ship management services in the shipping industry is typically a very small portion of total revenues, you should be aware that the ability to provide commercial and/or technical ship management services could generally benefit Excel economically by increasing the revenues it derives generally from the provision of such services.

Neither Excel Maritime Carriers Ltd. nor its associated persons has any direct or indirect affiliation or association with a member of the National Association of Securities Dealers, Inc.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 80,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 4,687,500 shares of common stock are outstanding, held by six record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the fifth trading day after the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Report on Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report on Form 6-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised following the initial filing of such Form 6-K, an additional Form 6-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock

Our shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders. In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the private placement in accordance with the majority of the public shareholders and to vote any shares they acquire in the private placement, in this offering and the aftermarket in favor of any proposed business combination. Additionally, our existing shareholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 30% of the shares sold in this offering exercise their conversion rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public shareholders and Excel with respect to 625,000 of the 1,125,000 shares included in the insider units are entitled to share ratably in the trust fund, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, as part of any plan of dissolution and liquidation, and any net assets remaining available for distribution to them after payment of liabilities. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public shareholders, together with any accrued interest thereon and net of income taxes payable on such interest. The existing shareholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering and the private placement, except with respect to 625,000 of the 1,125,000 shares included in the insider units and any shares of common stock acquired in connection with or following this offering, and have also agreed to vote their shares of common stock in favor of any plan of dissolution and liquidation which we would submit to the vote of our shareholders.

Our shareholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public shareholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public shareholders who redeem their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Warrants issued as part of this offering

Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire on the fifth anniversary of the date of this prospectus at 5:00 p.m., New York City time.

The warrants will trade separately on the fifth trading day after the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full. In no event may the common stock and warrants be traded separately until we have filed a Report on Form 6-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 6-K.

We may call the warrants for redemption

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not call the warrants for redemption unless the shares of common stock underlying the warrants purchased as part of the units in this public offering are covered by an effective registration statement and a current prospectus from the date of the call notice through the date fixed for redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Insider Warrants

As part of the private placement that will close no less than one business day prior to the closing of this offering, we will issue to Excel 2,000,000 insider warrants, at $1.00 per warrant, to purchase an aggregate of 2,000,000 shares of our common stock at a per-share exercise price of $6.00. The terms of the insider warrants will be identical to the terms of the warrants included in the units offered in this offering, except as set forth below. The insider warrants may be exercised on a cashless basis (while the warrants included in the units offered in this offering may not be exercised on a cashless basis) and will be non-redeemable so long as such insider warrants are being held by Excel or its affiliates. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The “value” will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of exercise by warrant holders. The insider warrants cannot be sold or transferred until we complete a business combination. In addition, commencing on the date such warrants becomes exercisable, the insider warrant and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Founding Warrants

We currently have 3,000,000 founding warrants issued and outstanding. The founding warrants were issued to our existing shareholders in connection with the 4,687,500 shares of common stock purchased by Excel and certain of our officers and directors for $25,000 in cash, at a purchase price of $0.005333 per share. Each founding warrant entitles the registered holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment as discussed below, at any time after:

•	90 days following the completion of our initial business combination; and

•	the last sales price of our common stock exceeds $11.00 per share for any 20 trading days within a 30 trading day period beginning 90 days after the completion of our initial business combination.

The founding warrants may be exercised on a cashless basis and will be non-redeemable so long as such founding warrants are held by the existing shareholders or their affiliates. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The “value” will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of exercise by warrant holders. The founding warrants cannot be sold or transferred until we complete a business combination, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death and Excel may transfer its founding warrants only to another entity that is controlled by Excel which will be subject to the same transfer restrictions. In addition, commencing on the date such warrants become exercisable, the founding warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the founding warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If we do not complete a business combination that meets the criteria described in this prospectus, then the founding warrants will expire worthless.

The founding warrants and the insider warrants will be differentiated from warrants, if any, purchased in or following this offering by the existing shareholders through the legending of certificates representing the founding warrants indicating the restrictions and rights specifically applicable to such warrants and the insider warrants as are described in this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our transfer agent and warrant agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York, New York.

Shares eligible for future sale

Immediately after this offering and the private placement, we will have 24,562,500 shares of common stock outstanding, or 27,375,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 18,750,000 shares sold in this offering, or 21,562,500 shares if the underwriters’ over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. This does not include the 1,125,000 shares included in the insider units purchased in the private placement prior to this offering by Excel, which are restricted securities and are the subject of a lock-up agreement with us and the representative of the underwriters until we complete a business combination. All of the remaining 4,687,500 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable until the expiration of one year from our initial business combination, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the shareholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 245,625 shares immediately after this offering (or 273,750 if the underwriters’ exercise their over-allotment option in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 4,687,500 issued and outstanding shares of common stock on the date of this prospectus, the founding warrants and the 3,000,000 underlying shares of common stock, the insider warrants and the 2,000,000 underlying shares of common stock and the securities included in the 1,125,000 insider units will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these shares and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from escrow or, in the case of the founding warrants and the underlying common stock, after such founding warrants become exercisable by their terms and in the case of the securities underlying the insider units, after the completion of our initial business combination. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Amendments to Our Articles of Incorporation

Our amended and restated articles of incorporation filed with the Republic of the Marshall Islands contains provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not Marshall Islands law requires such a vote;

•	a prohibition against completing a business combination if 30% or more of our shareholders exercise their conversion rights in lieu of approving a business combination;

•

the right of shareholders (except existing shareholders) voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•

a requirement that, in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering, in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18-month period, our purpose and powers will be limited to dissolving, liquidating and winding up, provided, however, that we will reserve our rights under the Business Corporations Act of the Republic of Marshall Islands to bring or defend any action, suit or proceeding brought by or against us;

•

a requirement that our management take all actions necessary to liquidate our trust account as part of any plan of dissolution and liquidation in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18-month period; and

•

a limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of the trust account as part of any plan of dissolution and liquidation or upon the exercise of their conversion rights.

Our amended and restated articles of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. Additionally, our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Marshall Islands law, although, pursuant to the underwriting agreement, we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions, including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the board of directors will not, pursuant to the terms of the underwriting agreement, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated articles of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that shareholders approve an amendment or modification to such provisions.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated articles of incorporation and by-laws and by the Business Corporation Act of the Republic of the Marshall Islands, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as shareholder “rights” plans. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands, and we can not predict whether Marshall Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings

• Held at a time and place as designated in the by-laws	• May be held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors

• May be held within or without the Marshall Islands	• May be held within or without Delaware

• Notice:	• Notice:

•      Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting

•      Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

• A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting	• Written notice shall be given not less than 10 nor more than 60 days before the meeting

Shareholders’ Voting Rights

• Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote	• Shareholders may act by written consent to elect directors

• Any person authorized to vote may authorize another person or persons to act for him by proxy	• Any person authorized to vote may authorize another person or persons to act for him by proxy

•      Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting

•      For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum

• For non-stock companies, certificate of incorporation or by-laws may specify the number of members to constitute a quorum. In the absence of this, one-third of the members shall constitute a quorum

• No provision for cumulative voting	• The certificate of incorporation may provide for cumulative voting

Marshall Islands	Delaware
Directors

• Board must consist of at least one member	• Board must consist of at least one member

• Number of members can be changed by an amendment to the by-laws, by the shareholders, or by action of the board

•      Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate

• If the board is authorized to change the number of directors, it can only do so by an absolute majority (majority of the entire board)

Shareholders’ Derivative Actions

•      An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law

•      In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law

• Complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort

• Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic

• Attorney’s fees may be awarded if the action is successful

•      Corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000

TAXATION

Marshall Islands Tax Considerations

Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders.

United States Federal Income Tax Considerations

United States Federal Income Taxation of Our Company

The following are the material United States federal income tax consequences to us of our activities. The following discussion of United States federal income tax matters is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, all of which are subject to change, possibly with retroactive effect. This discussion is based in part upon Treasury Regulations promulgated under Section 883 of the Code in August of 2003, which became effective on January 1, 2005 for calendar year taxpayers such as ourselves. The discussion below is based, in part, on the description of our business as described in “Business” above and assumes that we conduct our business as described in that section. Except as otherwise noted, this discussion is based on the assumption that we will not maintain an office or other fixed place of business within the United States. References in the following discussion to “we” and “us” are to Oceanaut, Inc.

Taxation of Operating Income: In General

Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We do not expect to engage in transportation that produces income which is considered to be 100% from sources within the United States.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

In the absence of exemption from tax under Section 883, our gross U.S. source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883 of the Code, we will be exempt from United States federal income taxation on our U.S.-source shipping income if:

1. we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and

2. either:

(A) more than 50% of the value of our stock is owned, directly or indirectly, by individuals who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, which we refer to as the “50% Ownership Test,” or

(B) our stock is “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test.”

The Marshall Islands, the jurisdiction where we are incorporated, grant an “equivalent exemption” to United States corporations. Therefore, we will be exempt from United States federal income taxation with respect to our U.S.-source shipping income if either the 50% Ownership Test or the Publicly-Traded Test is met. It may be difficult to satisfy the 50% Ownership Test due to the widely-held ownership of our stock. Our ability to satisfy the Publicly-Traded Test is discussed below.

The regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Upon completion of our offering, we anticipate that our units will be “primarily traded” on the American Stock Exchange.

Under the regulations, our units will be considered to be “regularly traded” on an established securities market if one or more classes of our stock representing 50% or more of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, is listed on the market, which we refer to as the listing threshold. Since our common stock and warrants will be the sole classes of stock listed on the American Stock Exchange, we will satisfy the listing requirement.

It is further required that, with respect to each class of stock relied upon to meet the listing threshold, (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe we will satisfy the trading tests frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume lists will be deemed satisfied if, as we expect to be the case with our common stock, such class of stock is traded on an established market in the United States and such stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the regulations provide, in pertinent part, that a class of our stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of such class of our outstanding shares of the stock are owned, actually or constructively, under specified stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the value of such class of our outstanding stock, which we refer to as the “5 Percent Override Rule.”

For purposes of being able to determine the persons who own 5% or more of our stock, or “5% Shareholders,” the regulations permit us to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the United States Securities and Exchange Commission, or the SEC, as having a 5% or more beneficial interest in our common stock. The regulations further provide that an investment company identified on a SEC Schedule 13G or Schedule 13D filing which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% shareholder for such purposes.

We do not anticipate that our 5% Shareholders will own 50% or more of our common stock. Therefore, we anticipate that we will not be subject to the 5% Override Rule.

To the extent the benefits of Section 883 are unavailable, our U.S. source shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 exemption are unavailable and our U.S. source shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S. source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at rates of up to 35%. In addition, we may be subject to the 30% “branch profits” taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of its U.S. trade or business.

Our U.S. source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•

substantially all of our U.S. source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S. source shipping income will be “effectively connected” with the conduct of a U.S. trade or business.

United States Taxation of Gain on Sale of Vessels

Regardless of whether we qualify for exemption under Section 883, we will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel will be considered to occur outside of the United States.

U.S. Federal Income Tax Consequences for Holders of Our Units

General

The following general discussion summarizes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares and warrants by a U.S. holder. This discussion is based on current provisions of the Code, current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis. For purposes of this discussion, a U.S. holder is a beneficial owner of our shares and warrants that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxed as a corporation) created or organized in or under the laws of the U.S. or any of its political subdivisions;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each person’s decision to purchase units. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. holder based on such holder’s individual circumstances. In particular, this discussion considers only U.S. holders that will own shares and warrants as capital assets and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to U.S. holders that are subject to special treatment, including:

•	broker-dealers;

•	insurance companies;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt organizations;

•	regulated investment companies;

•	financial institutions or “financial services entities”;

•	taxpayers who hold our shares or warrants as part of a straddle, hedge, conversion transaction or other integrated transaction;

•	certain expatriates or former long-term residents of the United States;

•	holders owning directly, indirectly or by attribution at least 10% of our voting power; and

•	taxpayers whose functional currency is not the U.S. dollar.

TO ENSURE COMPLIANCE WITH U.S. INTERNAL REVENUE SERVICE (“IRS”) CIRCULAR 230, PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY PROSPECTIVE INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE U.S. FEDERAL TAX LAWS; (B) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING BY THE ISSUER AND THE UNDERWRITERS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) PROSPECTIVE INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

This discussion does not address any aspect of U.S. federal gift or estate tax, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our shares and warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Prospective investors are advised to consult their tax advisers regarding the specific U.S. federal income tax consequences to them of purchasing, holding or disposing of our shares and warrants.

Taxation of Shares and Warrants

Allocation of Purchase Price Between Shares and Warrants

For U.S. federal income tax purposes, a U.S. holder must allocate the purchase price of a unit between the share and the warrant that comprise the unit based on the relative fair market value of each. We intend to allocate

$7 to each share and $1 to each warrant comprising part of a unit. While uncertain, it is possible that the IRS could apply, by analogy, rules pursuant to which our allocation of the purchase price will be binding on a U.S. holder of a unit, unless the U.S. holder explicitly discloses in a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the U.S. holder’s allocation of the purchase price between the share and the warrant that comprise the unit is different from our allocation. Our allocation is not, however, binding on the IRS.

Each U.S. holder is advised to consult such holder’s own tax adviser with respect to the risks associated with an allocation of the purchase price between the share and the warrant that comprise a unit that is inconsistent with our allocation of the purchase price.

Taxation of Dividends Paid on Shares

In the event we pay a dividend, subject to the discussion of the PFIC rules below, a U.S. holder will be required to include in gross income as ordinary income the amount of any distribution paid on shares to the extent the distribution is paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of such earnings and profits will be applied against and will reduce the U.S. holder’s basis in the shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of shares. We have not yet determined whether we will maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, whether we will provide information to U.S. holders necessary to make such determinations with respect to distributions on our shares.

In the case of a U.S. holder that is a corporation, a dividend from a non-U.S. corporation will generally be taxable at regular corporate rates of up to 35% and generally will not qualify for a dividends-received deduction. In the case of non-corporate U.S. holders, dividends that are not otherwise eligible to a reduced tax rate are generally subject to tax at ordinary income rates of up to 35% as well.

Distributions of current or accumulated earnings and profits paid in a non-U.S. currency to a U.S. holder will be includible in the income of a U.S. holder in a U.S. dollar amount calculated by reference to the exchange rate on the day the distribution actually or constructively is received. A U.S. holder that receives a non-U.S. currency distribution will have a tax basis in the amount so received equal to the U.S. dollar value of such amount on the day actually or constructively received. A U.S. holder that receives a non-U.S. currency distribution and converts the non-U.S. currency into U.S. dollars on the date of receipt will realize no foreign currency gain or loss. If the U.S. holder converts the non-U.S. currency to U.S. dollars on a date subsequent to receipt, such U.S. holder will have foreign exchange gain or loss based on any appreciation or depreciation in the value of the non-U.S. currency against the U.S. dollar from the date of receipt to the date of conversion, which will generally be U.S. source ordinary income or loss.

U.S. holders may have the option of claiming the amount of any non-U.S. income taxes withheld at source either as a deduction from gross income or as a dollar-for-dollar credit against their U.S. federal income tax liability, depending on the U.S. tax treatment of subsidiary foreign operations. Individuals who do not claim itemized deductions, but instead utilize the standard deduction, may not claim a deduction for the amount of the non-U.S. income taxes withheld on distributions paid on our shares, but such amount may be claimed as a credit against the individual’s U.S. federal income tax liability. The amount of foreign income taxes which may be claimed as a credit in any year is subject to complex limitations and restrictions, which must be determined on an individual basis by each shareholder. These limitations include, among others, rules which limit foreign tax credits allowable with respect to specific classes of income to the U.S. federal income taxes otherwise payable with respect to each such class of income. The total amount of allowable foreign tax credits in any year cannot exceed the regular U.S. tax liability for the year attributable to foreign source taxable income. Dividends paid by us will generally be foreign source passive income for U.S. foreign tax credit purposes. A U.S. holder will be denied a foreign tax credit with respect to non-U.S. income tax withheld from dividends received on the shares to the extent such U.S. holder has not held the shares for at least 16 days of the 31-day period beginning 15 days before the ex-dividend date or to the extent such U.S. holder is under an obligation to make related payments with respect to substantially similar or related property. Any days during which a U.S. holder has substantially diminished its risk of loss on the shares are not counted toward meeting the 16-day holding period required by the statute.

Taxation of the Disposition of Shares

Subject to the discussion of the PFIC rules below, upon the sale, exchange or other disposition of shares, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between such U.S. holder’s tax basis in its shares and the amount realized on the disposition. A U.S. holder’s basis in its shares is usually the cost of such shares (that is, an amount equal to the portion of the purchase price of a unit allocated to each share as described above in the section titled “Allocation of Purchase Price Between Shares and Warrants”). See the section titled “Exercise or Lapse of the Warrants” below for a discussion regarding a U.S. holder’s basis in shares acquired pursuant to the exercise of a warrant.

A U.S. holder that uses the cash method of accounting calculates the U.S. dollar value of the proceeds received on the sale date as of the date that the sale settles, while a U.S. holder that uses the accrual method of accounting is required to calculate the value of the proceeds of the sale as of the “trade date,” unless such U.S. holder has elected to use the settlement date to determine its proceeds of sale. Capital gain from the sale, exchange or other disposition of shares held for more than one year is long-term capital gain, and is eligible for a reduced rate of taxation for individuals. Long-term capital gains recognized by certain non-corporate holders before January 1, 2011, may qualify for a reduced rate of taxation of 15% or lower. See the section titled “Exercise or Lapse of the Warrants” below for a discussion regarding a U.S. holder’s holding period in shares acquired pursuant to the exercise of a warrant. Gains recognized by a U.S. holder on a sale, exchange or other disposition of shares generally will be treated as U.S. source income and losses recognized by a U.S. holder on the sale, exchange or other disposition of shares generally will be allocated to U.S. source income for U.S. foreign tax credit purposes. The deductibility of a capital loss recognized on the sale, exchange or other disposition of shares is subject to limitations. A U.S. holder that receives a non-U.S. currency upon the disposition of shares will realize an amount calculated by reference to the exchange rate on the date of sale. The U.S. holder will have a tax basis in the non-U.S. currency received equal to the U.S. dollar amount realized. Generally, any gain or loss realized upon a subsequent conversion of the non-U.S. currency to U.S. dollars will be U.S. source ordinary income or loss.

Exercise or Lapse of the Warrants

Subject to the discussion of the PFIC rules below, a U.S. holder generally will not recognize gain or loss upon the exercise of a warrant. Shares acquired pursuant to the exercise of a warrant will have a tax basis equal to the U.S. holder’s tax basis in the warrant (that is, an amount equal to the portion of the purchase price of each unit allocated to the warrant as described above under the section titled “Allocation of Purchase Price Between Shares and Warrants”), increased by the premium paid to exercise the warrant, less the portion of such basis allocable to the fractional share (if any). The holding period of such share would begin on the date of exercise of the warrant. If the terms of a warrant provide for any adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant, such adjustment may under certain circumstances result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, the absence of an appropriate adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of the shares. See the section titled “Taxation of Dividends Paid on Shares.” If a warrant is allowed to lapse unexercised, a U.S. holder would have a capital loss equal to such holder’s tax basis in the warrant. Holders who elect to exercise a warrant other than by paying the exercise price in cash should consult their tax advisers regarding the tax treatment of such an exercise, which may vary from that described above.

Tax Consequences If We Are a Passive Foreign Investment Company

We will be a passive foreign investment company, or PFIC, if 75% or more of our gross income in a taxable year, including the pro rata share of the gross income of any company in which we are considered to own 25% or more of the shares by value, is passive income. Alternatively, we will be a PFIC if at least 50% of our assets in a taxable year, averaged over the year and ordinarily determined based on fair market value, including the pro rata share of the assets of any company in which we are considered to own 25% or more of the shares by value, are held for the production of, or produce, passive income. Generally, shipping companies that derive most of their income from time or voyage charters should not be treated by the IRS as PFICs depending on the nature of their business operations and expenses. However, we cannot assure you that the IRS would agree with this conclusion if we were to acquire such a shipping company.

Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive income also includes the excess of gains over losses from some commodities transactions. Net gains from commodities transactions will not be included in the definition of passive income if they are active business gains or losses from the sale of commodities, but only if substantially all of a corporation’s commodities are stock in trade or inventory, depreciable or real property used in trade or business, or supplies used in the ordinary course of the trade or business of a corporation. Net gains from commodities transactions will also not be included in the definition of passive income if they arise out of commodity hedging transactions entered into in the ordinary course of a corporation’s trade or business.

Because we are an exempted company, with no current active business, we believe that it is likely that we met the PFIC asset or income tests for our first year. However, the PFIC rules contain an exception to PFIC status for companies in their “start-up year.” A corporation will not be a PFIC for the first taxable year the corporation has gross income if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the Secretary of the U.S. treasury that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of these years. The applicability of the start-up exception to us is uncertain. After acquisition of a company in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the passive income and assets of the acquired business which would likely be a predecessor corporation for purposes of the start-up exception. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for the current year.

We note, however, that PFIC status cannot be determined until the close of the years in question and is determined annually. Consequently, we can provide no assurance that we will not be a PFIC for either the previous year, the current year or for any subsequent year.

If we are a PFIC, each U.S. holder, upon certain excess distributions by us and upon disposition of our shares or warrants at a gain, would be liable to pay tax at the highest then prevailing income tax rate on ordinary income plus interest on the tax, as if the distribution or gain had been recognized ratably over the holder’s holding period for the shares or warrants. Additionally, if we are a PFIC, a U.S. holder who acquires shares or warrants from a deceased person who was a U.S. holder would not receive the step-up of the income tax basis to fair market value for such shares or warrants. Instead, such U.S. holder would have a tax basis equal to the deceased’s tax basis, if lower.

If a U.S. holder has made a qualifying electing fund (QEF) election covering all taxable years during which the holder holds shares and in which we are a PFIC, distributions and gains will not be taxed as described above, nor will denial of a basis step-up at death described above apply. Instead, a U.S. holder that makes a QEF election is required for each taxable year to include in income the holder’s pro rata share of the ordinary earnings of the QEF as ordinary income and a pro rata share of the net capital gain of the QEF as long-term capital gain, regardless of whether such earnings or gain have in fact been distributed. Undistributed income is subject to a separate election to defer payment of taxes. If deferred, the taxes will be subject to an interest charge. U.S. holders may not make a QEF election with respect to warrants. As a result, if a U.S. holder sells warrants, any gain will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if the company is a PFIC at any time during the period the U.S. holder holds the warrants. If a U.S. holder that exercises warrants properly makes a QEF election with respect to the newly acquired shares, the adverse tax consequences relating to PFIC shares will continue to apply with respect to the pre-QEF election period, unless the holder makes a purging election. The purging election creates a deemed sale of the shares acquired on exercising the warrants. The gain recognized as result of the purging election would be subject to the special tax and interest charge rules, treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. holder would have a new basis and holding period in the shares acquired on the exercise of the warrants for purposes of the PFIC rules.

The application of the PFIC and QEF rules to warrants and to shares acquired upon exercise of warrants is subject to significant uncertainties. Accordingly, each U.S. holder should consult such holder’s tax adviser concerning the PFIC consequences of holding warrants or of holding shares acquired through the exercise of such warrants.

In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from us. The QEF election is made on a shareholder-by-shareholder basis and can be revoked only with the consent of the IRS. A shareholder makes a QEF election by attaching a completed IRS Form 8621, including the information provided in the PFIC annual information statement, to a timely filed U.S. federal income tax return and by filing a copy of the form with the IRS. We will endeavour to provide such information as the IRS may require in order to enable U.S. holders to make the QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future. Even if a shareholder in a PFIC does not make a QEF election, if such shareholder is a U.S. holder, such shareholder must annually file with the shareholder’s tax return and with the IRS a completed Form 8621.

Where a U.S. investor has elected the application of the QEF rules to its PFIC shares, and the excess distribution rules do not apply to such shares (because of timely election or a purge of the PFIC taint as described above in connection with the exercise of warrants), any gain realized on the appreciation of the PFIC shares is taxable as capital gain (if the shares are a capital asset in the hands of the investor) and no interest charge is imposed. U.S. shareholders of a QEF are currently taxed on their pro rata shares of the fund’s earnings and profits. Where earnings and profits that were included in income under this rule are later distributed, the distribution is not a dividend. The basis of a U.S. shareholder’s shares in a QEF is increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

Although a determination as to a corporation’s PFIC status is made annually, an initial determination that a corporation is a PFIC will generally apply for subsequent years, whether or not it meets the tests for PFIC status in those years. A U.S. holder who makes the QEF election discussed above for the first year the U.S. holder holds or is deemed to hold shares or warrants and for which we are determined to be a PFIC, however, is not subject to the PFIC rules or the QEF regime for the years in which we are not a PFIC.

If our shares became “regularly traded” on a “qualified exchange or other market,” as provided in applicable Treasury regulations, a U.S. holder of our shares may elect to mark the shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference between the shareholder’s adjusted tax basis in such shares and their fair market value. Losses would be allowed only to the extent of net mark-to-market gain previously included by the U.S. holder under the election in previous taxable years. As with the QEF election, a U.S. holder who makes a mark-to-market election would not be subject to the general PFIC regime and the denial of basis step-up at death described above. However, it is unclear whether our shares will qualify for the mark-to-market election and prospective investors should not assume that our shares will qualify for the mark-to-market election.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. holders of shares generally would be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC. If we are a PFIC and a U.S. holder of shares does not make a QEF election in respect of a lower-tier PFIC, the U.S. holder could incur liability for the deferred tax and interest charge described above if either (1) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. holder disposes of all or part of its shares. Upon request, we will endeavour to cause any lower-tier PFIC to provide to a U.S. holder no later than ninety days after the request the information that may be required to make a QEF election with respect to the lower-tier PFIC. A mark-to-market election under the PFIC rules with respect to shares would not apply to a lower-tier PFIC, and a U.S. holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, U.S. holders of shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. Similarly, if a U.S. holder made a mark-to-market election under the PFIC rules in respect of our shares and made a QEF election in respect of a lower-tier PFIC, that U.S. holder could be subject to current taxation in respect of income from the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. holders are urged to consult their own tax advisers regarding the issues raised by lower-tier PFICs.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above, including our ownership of any non-U.S. subsidiaries. As a result, U.S. holders of shares and/or warrants are strongly encouraged to consult their tax advisers about the PFIC rules in connection with their purchasing, holding or disposing of shares or warrants.

Tax Consequences for Non-U.S. holders of Shares or Warrants

Except as described in “Information Reporting and Back-up Withholding” below, a non-U.S. holder of shares or warrants will not be subject to U.S. federal income or withholding tax on the payment of dividends on shares and the proceeds from the disposition of shares or warrants unless:

•

such item is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and, in the case of a resident of a country which has a treaty with the United States, such item is attributable to a permanent establishment or, in the case of an individual, a fixed place of business, in the United States; or

•

the non-U.S. holder is an individual who holds the shares or warrants as a capital asset and is present in the U.S. for 183 days or more in the taxable year of the disposition, certain other conditions are met, and such non-U.S. holder does not qualify for an exemption.

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax with respect to such item in the same manner as a U.S. holder unless otherwise provided in an applicable income tax treaty; a non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such item at a rate of 30% (or at a reduced rate under an applicable income tax treaty). If the second exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the shares or warrants.

Information Reporting and Back-up Withholding

U.S. holders generally are subject to information reporting requirements with respect to dividends paid on shares and on the proceeds from the sale, exchange or disposition of shares or warrants. In addition, U.S. holders are subject to back-up withholding (currently at 28%) on dividends paid on shares, and on the sale, exchange or other disposition of shares or warrants, unless each such U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption.

Non-U.S. holders generally are not subject to information reporting or back-up withholding with respect to dividends paid on shares, or the proceeds from the sale, exchange or other disposition of shares or warrants, provided that each such non-U.S. holder certifies as to its foreign status on the applicable duly executed IRS Form W-8 or otherwise establishes an exemption.

Back-up withholding is not an additional tax and the amount of any back-up withholding will be allowed as a credit against a U.S. or non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and is acting as the sole representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Citigroup Global Markets Inc.	14,062,500
Maxim Group LLC	4,687,500

Total	18,750,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to the approval of legal matters by counsel. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $0.192 per unit. After the underwriters purchase the units from us, if all of the units are not sold by the underwriters to the public at the initial public offering price, the representative may change the public offering price and the other selling terms. The representative has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units of our common stock offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 2,812,500 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers, directors and initial shareholders have agreed that for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup, dispose of or hedge any of the shares of our common stock or any securities convertible into or exchangeable for our common stock. Citigroup in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Our officers, directors and initial shareholders have placed the common stock owned by them prior to this offering and the private placement of insider units in escrow with Continental Stock Transfer & Trust Company.

Our shareholders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founding shares for a period of one year from the date we complete a business combination, or our founding warrants until we complete a business combination, and Excel has agreed not to sell or otherwise transfer any of the insider units or insider warrants (except to other entities controlled by Excel, which have agreed to be subject to the same transfer restrictions) until we complete a business combination.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the underwriters or us.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for the units was determined by negotiations among us and the representative. Among the factors considered in determining the initial public offering price were our future prospects, our markets, the economic conditions in and future prospects for the industries in which we intend to compete, our management, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We intend to apply to have the units, the common stock and the warrants included for quotation on the American Stock Exchange under the symbols “OKN.U,” “OKN” and “OKN.WS,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Oceanaut, Inc.
	No Exercise	Full Exercise
Per Unit	$0.56	$0.56
Total	$10,500,000	$12,075,000

The amounts paid by us in the table above include $4,500,000 in deferred underwriting discounts and commissions ($5,175,000 if the underwriters’ over-allotment option is exercised in full), an amount equal to 3% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions, less $0.24 for each share of our common stock that our public shareholders elect to convert in connection with our initial business combination, will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public shareholders and Excel with respect to 625,000 of the 1,125,000 shares included in the insider units, together with any accrued interest thereon and net of income taxes payable on such interest.

In connection with the offering, Citigroup on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be approximately $700,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. The representative may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. The representative will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other Terms

We have no understandings, arrangements, obligations or commitments, preliminary or otherwise, to engage any of the underwriters or any of their affiliates to provide any services for us after this offering, and have no present intent to do so. However, we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination. In addition, any of the underwriters may assist us in raising additional capital in the future for which they will be entitled to receive customary fees.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York and Reeder & Simpson, P.C., Piraeus, Greece. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Rothstein Kass, Roseland, New Jersey, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein Kass are included in reliance upon their report given upon the authority of Rothstein Kass as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

OCEANAUT, INC.

(a corporation in the development stage)

FINANCIAL STATEMENTS

AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

December 31, 2006

OCEANAUT, INC.

(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Oceanaut, Inc.

We have audited the accompanying balance sheet of Oceanaut, Inc. (a corporation in the development stage) (the “Company”) as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from May 3, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oceanaut, Inc. (a corporation in the development stage) as of December 31, 2006, and the results of its operations and its cash flows for the period from May 3, 2006 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Roseland, New Jersey

February 27, 2007

/s/ Rothstein, Kass and Company, P.C.

See accompanying notes to financial statements

OCEANAUT, INC.

(a corporation in the development stage)

BALANCE SHEET

December 31, 2006
ASSETS
Current asset, cash	$134
Other asset, deferred offering costs	198,481

$198,615

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$10,850
Accrued offering costs	26,000
Note payable, stockholder	147,650

Total current liabilities	184,500

Commitments

Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued
Common stock, $.0001 par value, authorized 80,000,000 shares; 4,687,500 shares issued and outstanding	469
Additional paid-in capital	24,531
Deficit accumulated during the development stage	(10,885)

Total stockholders’ equity	14,115

$198,615

See accompanying notes to financial statements

OCEANAUT, INC.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period from May 3, 2006 (date of inception) to December 31, 2006

Interest income	$1,851
Expenses
Interest expense, stockholder	5,200
Formation and operating costs	7,536

Net loss	$(10,885)

Weighted average number of common shares outstanding	4,687,500

Net loss per share	$(.002)

See accompanying notes to financial statements

OCEANAUT, INC.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from May 3, 2006 (date of inception) to December 31, 2006

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
Common shares issued	4,687,500	$469	$24,531	$—	$25,000
Net loss				(10,885)	(10,885)

Balances, at December 31, 2006	4,687,500	$469	$24,531	$(10,885)	$14,115

See accompanying notes to financial statements

OCEANAUT, INC.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period from May 3, 2006 (date of inception) to December 31, 2006

Cash flows from operating activities
Net loss	$(10,885)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating liability:
Accrued expenses	10,850

Net cash used in operating activities	(35)

Cash flows from financing activities
Payments for deferred offering costs	(172,481)
Proceeds from note payable, stockholder	200,000
Payments on note payable	(52,350)
Proceeds from issuance of common stock	25,000

Net cash provided by financing activities	169

Net increase in cash	134

Cash, beginning of period	—

Cash, end of period	$134

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$26,000

See accompanying notes to financial statements

OCEANAUT, INC.

(a corporation in the development stage)

Notes to Financial Statements

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Oceanaut, Inc. (a corporation in the development stage) (the “Company”) was incorporated in The Republic of the Marshall Islands on May 3, 2006. The Company was formed to acquire one or more operating businesses in the shipping industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises”, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its calendar year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the shipping industry (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least 95% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for shareholder approval. In the event that 30% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Public shareholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the deferred 3% underwriting discount and commission of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a shareholder’s conversion rights. A shareholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the shareholders. All of the Company’s shareholders prior to the Proposed Offering, including all of the directors and officers of the Company, have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other shareholders of the Company.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the Company will adopt a plan of dissolution and liquidation (the “Plan”). Upon shareholder approval of the Plan, the Company will liquidate all of the assets, including the proceeds held in the Trust Account, and after reserving amounts sufficient to cover any liabilities and obligations and the costs of the Plan, will be distributed to the Company’s public shareholders, excluding the existing shareholders to the extent of their initial stock holdings (but including the Company’s corporate shareholder, Excel Maritime Carriers, Ltd. (“Excel”), with respect to 500,000 shares of common stock included

OCEANAUT, INC.

(a corporation in the development stage)

Notes to Financial Statements—(Continued)

in the units to be purchased in a private placement (as discussed in Note D) that will occur immediately prior to the Proposed Offering). In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Net loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 7, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the SEC’s Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering.” Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income taxes:

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

OCEANAUT, INC.

(a corporation in the development stage)

Notes to Financial Statements—(Continued)

Recently issued accounting standards:

In September 2006 the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. SFAS No. 157 simplifies and codifies related guidance within GAAP, but does not require any new fair value measurements. The guidance in SFAS No. 157 applies to derivatives and other financial instruments measured at estimated fair value under SFAS No. 133 and related pronouncements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not expect the adoption of SFAS No. 157 to have a significant effect on the Company’s consolidated financial position or results of operations.

NOTE C—PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 18,750,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business and will expire five years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

NOTE D—RELATED PARTY TRANSACTIONS

The Company issued a $200,000 unsecured promissory note to a shareholder, on May 9, 2006. The note bears interest at 4% per annum and is payable on the earlier of May 9, 2007 or the consummation of the Proposed Offering. During 2006, the Company made payments aggregating approximately $52,000 on this note. At December 31, 2006, the Company has accrued approximately $5,200 of interest expense related to this note.

The Company presently occupies office space provided by an affiliate of a certain shareholder of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. Upon the acquisition of a target business by the Company, the Company has agreed to pay such affiliate $7,500 per month for such services.

The Company has also agreed to pay each of the independent directors $75,000 in cash per year for their board service, payable pro rata from the start of their service and only upon the successful completion of a business combination.

Certain of the Company’s directors and all of its officers have purchased, in consideration for an aggregate purchase price of $25,000, (a) an aggregate of 4,687,500 shares of common stock and (b) 3,000,000 warrants to purchase an aggregate of 3,000,000 shares of common stock at an exercise price of $7.00 per share. The initial shareholders have agreed that (1) the initial shares of common stock and warrants will not be sold or transferred until the first anniversary of the completion of a Business Combination and (2) the initial shares of common stock will not be entitled to a pro rata share of the Trust Account in the event of its liquidation.

OCEANAUT, INC.

(a corporation in the development stage)

Notes to Financial Statements—(Continued)

Excel has agreed to purchase, in a private placement that will occur immediately preceding the closing of the Proposed Offering, (a) 1,125,000 Units, at a price of $8.00 per Unit, and (b) 2,000,000 Warrants, at a price of $1.00 per warrant, to purchase 2,000,000 shares of common stock at an exercise price of $6.00 per share (an aggregate purchase price of approximately $11,000,000). Excel has also agreed that (1) the units and warrants purchased by them in the private placement will not be sold or transferred until completion of a Business Combination and (2) 500,000 of the shares of common stock included in the units will not be entitled to a pro rata share of the Trust Account in the event of its liquidation.

NOTE E—COMMITMENTS

The Company is committed to pay an underwriting discount and commission of 5% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 2% deferred underwriting discount and commission of the gross offering proceeds payable upon the Company’s consummation of a Business Combination.

The Company has granted the underwriter a 30-day option to purchase up to 2,812,500 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

NOTE F—PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

$150,000,000

Oceanaut, Inc.

18,750,000 Units

P R O S P E C T U S

March 1, 2007

Citigroup

Maxim Group LLC